EXHIBIT 4.4

SECOND AMENDED AND RESTATED

TRANSFER AND SERVICING AGREEMENT

Dated as of September 23, 2016

FIRST NATIONAL FUNDING LLC,

Transferor,

FIRST NATIONAL BANK OF OMAHA,

Servicer,

and

FIRST NATIONAL MASTER NOTE TRUST,

Issuer

FIRST NATIONAL MASTER NOTE TRUST

ii

Section 9.15.	Rights of Owner Trustee	60
Section 9.16.	Assignment	60
Section 9.17.	Headings	60

ARTICLE X
COMPLIANCE WITH REGULATION AB

Section 10.01.	Intent of Parties; Reasonableness	61
Section 10.02.	Additional Representations and Warranties of Servicer	61
Section 10.03.	Information to be Provided by Servicer	61

EXHIBIT A	PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL WITH RESPECT TO AMENDMENTS
EXHIBIT B	FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
EXHIBIT C-1	FORM OF SERVICER COMPLIANCE CERTIFICATE PURSUANT TO ITEM 1123 OF REGULATION AB UNDER THE SECURITIES EXCHANGE ACT OF 1934
EXHIBIT C-2	FORM OF REPORT ON COMPLIANCE WITH SERVICING CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB UNDER THE SECURITIES EXCHANGE ACT OF 1934
EXHIBIT D	FORM 10-D, FORM 10-K AND FORM 8-K REPORTING RESPONSIBILITY
EXHIBIT E	ADDITIONAL DISCLOSURE NOTIFICATION
EXHIBIT F	PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL WITH RESPECT TO ADDITION OF ACCOUNTS
EXHIBIT G	PROVISIONS TO BE INCLUDED IN ANNUAL OPINION OF COUNSEL
EXHIBIT H	FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

SCHEDULE 1	ACCOUNT SCHEDULE—COMPUTER FILE OR TAPE, HARD COPY, COMPACT DISC OR OTHER TANGIBLE MEDIUM—DELIVERED SEPARATELY

SCHEDULE 2	SERVICING CRITERIA

iii

This SECOND AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT (this “Agreement”), dated as of September 23, 2016, among FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as Transferor, FIRST NATIONAL BANK OF OMAHA, a national banking association, as Servicer, and FIRST NATIONAL MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware, as Issuer, amends and restates, in its entirety, the First Amended and Restated Transfer and Servicing Agreement, dated as of December 20, 2012 (the “Existing TSA”). This Agreement constitutes an amendment of the Existing TSA pursuant to Section 9.01(a) of the Existing TSA.

PRELIMINARY STATEMENTS

A. The Certificate Trust was terminated on the Certificate Trust Termination Date and all of the right, title and interest in and to the Trust Assets held by each of Transferor and Certificate Trust Trustee, respectively, were transferred to the Issuer pursuant to the terms and conditions of the Assignment and Termination Agreement and the Collateral Series Supplement.

B. Each of the Pooling and Servicing Agreement and the Collateral Series Supplement was terminated on the Certificate Trust Termination Date.

C. On the Certificate Trust Termination Date, the Collateral Certificate was tendered by Indenture Trustee to the Transfer Agent and Registrar for cancellation and evidence of the cancellation of the Collateral Certificate was provided by the Transfer Agent and Registrar to Transferor.

D. The Receivables are being serviced pursuant to Article III of this Agreement.

E. The parties desire to amend and restate, in its entirety, the Existing TSA.

In consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties, the Noteholders and any Enhancement Provider to the extent provided herein, in the Indenture and in any Indenture Supplement.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to Indenture.

“60+-Day Delinquency Rate” means, with respect to any Monthly Period, the delinquency rate calculated as the ratio (expressed as a percentage) of the aggregate dollar amount of the 60+-Day Delinquent Receivables to the aggregate dollar amount of all Receivables, measured as of the end of such Monthly Period.

“60+-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than repurchased Receivables and Receivables arising in Defaulted Accounts) that are 60 or more days Delinquent as of the last day of the Monthly Period immediately preceding such date of determination, as determined by Servicer in accordance with its customary servicing practices.

“AAA” means the American Arbitration Association.

“Asset Representations Review” means any review conducted by the Asset Representations Reviewer pursuant to Section 4.19 of any related Indenture Supplement and the Asset Representations Review Agreement with respect to the Subject Receivables and the related Accounts for compliance with the Pool Asset Representations in order to determine, with respect to each Subject Receivable and the related Account, whether the Pool Asset Representations were accurate in all material respects.

“Asset Representations Review Agreement” means that certain Asset Representations Review Agreement, among Issuer, Transferor, Servicer and the Asset Representations Reviewer, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Asset Representations Reviewer” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Delinquency Trigger” means each occurrence, as determined by Servicer, where the Three-Month Average 60+-Day Delinquency Rate equals or exceeds the then current Delinquency Trigger Rate.”

“Delinquency Trigger Rate” shall mean, initially, 9.00%, which percentage will be reviewed and may be adjusted from time to time by Transferor pursuant to Section 4.19(b) of any related Indenture Supplement.

“Pool Asset Representations” means, collectively, (i) the representations and warranties made by the Transferor relating to the Receivables under Section 2.04(a)(viii) and (ix) of this Agreement and (ii) the representations and warranties made by the RPA Seller relating to the Receivables under Section 4.02(a)(vii) and (viii) of the Receivables Purchase Agreement.

“Qualified Dispute Resolution Professional” means an attorney or retired judge that is independent, impartial, knowledgeable and experienced with the laws of the State of New York, specializing in commercial litigation with at least 15 years of experience and whose name is on a list of neutral parties maintained by the AAA.

“Representing Party” shall have the meaning assigned to such term in Section 2.09(a) of this Agreement.

“Requesting Party” shall have the meaning assigned to such term in Section 2.09(a) of this Agreement.

“Rules” means the Commercial Arbitration Rules and Mediation Procedures in effect on the date any third-party mediation or third-party arbitration, as applicable, is initiated by the Requesting Party pursuant to Section 2.09 of this Agreement.

“Subject Receivables” means, with respect to an Asset Representations Review conducted by the Asset Representations Reviewer pursuant to Section 4.19 of the related Indenture Supplement or Indenture Supplements and the Asset Representations Review Agreement, the 60+-Day Delinquent Receivables arising in the Accounts specified on an account schedule prepared by Servicer and delivered to Asset Representations Reviewer for the purposes of an Asset Representations Review. For the avoidance of doubt, on the date that the conditions for an Asset Representations Review have been satisfied, any Receivable that is repurchased or reassigned to Transferor pursuant to the Transfer and Servicing Agreement or the RPA Seller pursuant to the Receivables Purchase Agreement, as applicable, on and after such date will not be a Subject Receivable.

“Three-Month Average 60+-Day Delinquency Rate” means, as of any date of determination, (a) the sum of the 60+-Day Delinquency Rates for three Monthly Periods immediately preceding such date of determination, divided by (b) three (3).

“TSA Repurchase Request” shall have the meaning assigned to such term in Section 2.09(a) of this Agreement.

“United States Arbitration Act” means the Federal Arbitration Act, 9 U.S.C. §1 et. seq. (2012).

“Verified Note Owner” shall, with respect to any Series, have the meaning assigned to such term, if any, in the related Indenture Supplement.

Section 1.02. Other Definitional Provisions. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the State of Nebraska and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation;” (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person’s successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.01. Conveyance of Receivables.

(a) Transferor does hereby transfer, assign, set over and otherwise convey to Issuer, without recourse except as provided herein, all its right, title and interest in, to and under (A) the Receivables existing at the opening of business on the Certificate Trust Termination Date, and thereafter created from time to time until the termination of Issuer, all Collections and Recoveries allocable to Issuer as provided herein and the right to any Enhancement with respect to any Series, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto and (B) without limiting the generality of the foregoing or the following, all of Transferor’s rights, remedies, powers and privileges under the Receivables Purchase Agreement and (C) all proceeds of any of the foregoing. Such property, together with all monies and other property credited to the Collection Account, the Series Accounts and the Excess Funding Account (including any subaccounts of any such account) and the rights of Issuer under this Agreement and the Trust Agreement shall constitute the assets of Issuer (the “Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by Issuer, Owner Trustee, Indenture Trustee or any Noteholder of any obligation of any Credit Card Originator, Servicer, Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, clearance systems or insurers.

(b) Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables conveyed by Transferor existing on the Certificate Trust Termination Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables to Issuer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.01 consist of telephone confirmation of such filing promptly followed by delivery to Owner Trustee of a file-stamped copy) to Owner Trustee as soon as practicable after the Certificate Trust Termination Date, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Receivables arising in any Additional Accounts. Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

(c) Transferor further agrees, at its own expense, (i) on or prior to (w) the Certificate Trust Termination Date, (x) the applicable Addition Date, in the case of Additional Accounts and (y) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts owned by FNBO have been conveyed to Issuer pursuant to this Agreement (or conveyed to

Transferor or its designee in accordance with Section 2.07, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either by including a code identifying the Removed Accounts or by deleting the code identifying such Account) and (ii) on and prior to the Certificate Trust Termination Date, to deliver to Issuer an initial account schedule, specifying for each such Account, as of the most recent calendar month end, its account number and, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account (the “Account Schedule”). Such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be in the form of a computer file or tape, hard copy, compact disc or other tangible medium that is acceptable to Transferor and Issuer and shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, Transferor further agrees not to alter such code during the remaining term of this Agreement unless and until (A) such Account becomes a Removed Account, or (B) Transferor shall have delivered to Issuer at least 30 days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Issuer in the Receivables and the other Trust Assets to continue to be perfected with the priority required by this Agreement.

(d) The parties intend that the transfer made herein shall be deemed to be a sale, but if, and to the extent that, such transfer is not deemed to be a sale, Transferor shall be deemed to have granted, and does hereby so grant, to Issuer, effective on the Certificate Trust Termination Date, a first priority perfected security interest in all of Transferor’s right, title and interest, whether owned on the Certificate Trust Termination Date or thereafter acquired, in, to and under the Receivables and the other Trust Assets conveyed by Transferor, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from or related to the Trust Assets, to secure Transferor’s obligations hereunder, and that this Agreement shall constitute a security agreement under applicable law.

(e) On or prior to each Determination Date, Transferor shall cause FNBO to notify Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables allocable to the Accounts with respect to the Related Monthly Period, which amount shall be equal to the product of:

(i) the total amount of Interchange paid or payable to FNBO with respect to such Related Monthly Period; and

(ii) a fraction the numerator of which is the volume during the Related Monthly Period of sales net of cash advances on the Accounts and the denominator of which is the amount of sales net of cash advances during the Related Monthly Period on all VISA and MasterCard accounts owned by FNBO.

On each Transfer Date, Transferor shall pay to Servicer, or cause FNBO to pay to Servicer, and Servicer shall deposit into the Collection Account for each outstanding Series, in immediately available funds, each Series pro rata share of such Interchange, as specified in the applicable Indenture Supplement.

Section 2.02. Acceptance by Issuer.

(a) Issuer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Issuer pursuant to Section 2.01. Owner Trustee shall maintain a copy of Schedule 1, as delivered to it from time to time, at its Corporate Trust Office and the Indenture Trustee shall maintain a copy of Schedule 1, as delivered to it from time to time, at its Corporate Trust Office.

(b) Owner Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Owner Trustee or Issuer, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to Owner Trustee, (ii) in connection with the performance of Owner Trustee’s or Issuer’s duties hereunder, (iii) to Indenture Trustee in connection with its duties in enforcing the rights of Noteholders or (iv) to bona fide creditors of Servicer or Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreement. Owner Trustee agrees (i) to take such measures as shall be reasonably requested by Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Transferor or its duly authorized representatives to inspect Owner Trustee’s security and confidentiality arrangements as they specifically relate to the administration of Issuer from time to time during normal business hours upon prior written notice and (ii) not to use any Account Schedule information to compete, directly or indirectly, with Transferor or FNBO. Owner Trustee shall promptly notify Transferor of any request received by Owner Trustee to disclose information of the type described in this Section 2.02(b), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Owner Trustee is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

(c) Indenture Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Indenture Trustee, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to Indenture Trustee, (ii) in connection with the performance of Indenture Trustee’s duties hereunder or any other Transaction Document to which it is a party, including its duties in enforcing the rights of Noteholders, or (iii) to bona fide creditors of Servicer or Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreement. Indenture Trustee agrees (i) to take such measures as shall be reasonably requested by Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Transferor or its duly authorized representatives to inspect

Indenture Trustee’s security and confidentiality arrangements as they specifically relate to Issuer from time to time during normal business hours upon prior written notice and (ii) not to use any Account Schedule information to compete, directly or indirectly, with Transferor or FNBO. Indenture Trustee shall promptly notify Transferor of any request received by Indenture Trustee to disclose information of the type described in this Section 2.02(c), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Indenture Trustee is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

Section 2.03. Representations and Warranties of Transferor Relating to Transferor. Transferor hereby represents and warrants to Issuer as of each Closing Date and the Certificate Trust Termination Date and, with respect to Additional Accounts, the related Addition Date that:

(a) Organization and Good Standing. Transferor is a limited liability company validly existing in good standing under the laws of the State of Nebraska, and has full power, authority and legal right to own its properties and conduct its business as presently owned and conducted, to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

(b) Due Qualification. Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to Transferor required under federal and Nebraska law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which Indenture Trustee would have to obtain to do business in any state in which Indenture Trustee seeks to enforce any Receivable.

(c) Due Authorization. The execution, delivery and performance by Transferor of this Agreement and each other Transaction Document to which Transferor is a party and the consummation by Transferor of the transactions provided for in this Agreement and each such other Transaction Document have been duly authorized by Transferor by all necessary limited liability company action on its part.

(d) No Conflicts. The execution and delivery of this Agreement and each other Transaction Document to which Transferor is a party, the performance of the transactions contemplated by this Agreement and each such Transaction Document and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Transferor is a party or by which it or any of its properties are bound.

(e) No Violation. The execution and delivery of this Agreement and each other Transaction Document to which Transferor is a party, the performance of the transactions contemplated by this Agreement and each such Transaction Document and the fulfillment of the terms hereof and thereof, will not conflict with or violate in any material way any Requirements of Law applicable to Transferor or FNBO.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of the Notes or any other Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Notes or any other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under any Transaction Document, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Notes or any other Transaction Document or (v) seeking to affect adversely the income tax attributes of Issuer under the federal or any applicable state income or franchise tax systems.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Transferor of this Agreement and each other Transaction Document to which Transferor is a party, the performance by Transferor of the transactions contemplated by this Agreement and each such other Transaction Document, and the fulfillment of the terms hereof and thereof, have been obtained; provided, however, that no representation or warranty is made as to state securities or blue sky laws regarding the distribution of the Notes.

(h) Insolvency. No Insolvency Event with respect to Transferor has occurred. Transferor did not (i) execute the Transaction Documents, (ii) grant to Issuer the security interests described in Section 2.01, (iii) cause, permit, or suffer the perfection or attachment of such a security interest, (iv) otherwise effectuate or consummate any transfer to Issuer pursuant to any Transaction Document or (v) acquire its interest in Issuer, in each case: (A) in contemplation of insolvency; (B) with a view to preferring one creditor over another or to preventing the application of its assets in the manner required by applicable law or regulations; (C) after committing an act of insolvency; or (D) with any intent to hinder, delay, or defraud itself or its creditors.

The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment by Transferor of the respective Receivables and other Trust Assets to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture. Upon discovery by Transferor, Servicer, a Responsible Officer of Owner Trustee or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the others and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement. Transferor agrees to cooperate with Servicer, Owner Trustee and Indenture Trustee in Transferor’s efforts to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.03, each reference to an Indenture Supplement shall be deemed to refer only to those Indenture Supplements in effect as of the date of the relevant representation or warranty.

Section 2.04. Representations and Warranties of Transferor Relating to Transaction Documents and the Receivables.

(a) Representations and Warranties. Transferor represents and warrants to Issuer as of each Closing Date, the Certificate Trust Termination Date and, with respect to Additional Accounts, the related Addition Date that:

(i) Enforceability. Each Transaction Document to which Transferor is a party constitutes and, in the case of Additional Accounts, the related Assignment, when executed and delivered on behalf of Transferor, will constitute, a legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws now or hereafter in effect and by general principles of equity (whether considered in a suit at law or in equity).

(ii) Accurate Account Schedule. As of the Certificate Trust Termination Date, as of each Addition Date with respect to Additional Accounts, and as of the applicable Removal Date with respect to Removed Accounts, the Account Schedule delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of each such date (or, with respect to the Account Schedule delivered on the Certificate Trust Termination Date, as of the then most recent month end) and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such specified date.

(iii) No Liens. (A) On and after the Certificate Trust Termination Date, Transferor is the legal and beneficial owner of all right, title and interest in each Receivable and Transferor has the full right, power and authority to transfer such Receivables to Issuer pursuant to this Agreement, and (B) each Receivable conveyed to Issuer by Transferor pursuant to this Agreement has been conveyed to Issuer free and clear of any Lien (other than Liens permitted under Section 2.05(b)) and in compliance, in all material respects, with all Requirements of Law applicable to Transferor and/or FNBO.

(iv) Consents. All approvals, licenses, authorizations, consents, orders or other actions of any Person or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor or FNBO in connection with the conveyance of the Receivables to Issuer pursuant to this Agreement have been duly obtained, effected or given and are in full force and effect.

(v) Reserved.

(vi) Perfection. This Agreement or, in the case of Additional Accounts, the related Assignment, constitutes either a valid sale, transfer and assignment to Issuer of all right, title and interest of Transferor in the Receivables and other Trust Assets conveyed to Issuer by Transferor hereunder or thereunder or a grant of a security interest in such property to Issuer, which, (A) with respect to Receivables existing on the Certificate Trust Termination Date and the proceeds thereof, is enforceable upon the Certificate Trust Termination Date or (B) with respect to the then existing Receivables in Additional Accounts added after the Certificate Trust Termination Date, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof upon such creation, in each case except as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity). All actions necessary under the applicable UCC in any jurisdiction to be taken to give Issuer a first priority perfected security interest in such property and proceeds, except for Liens permitted under Section 2.05(b), have been taken.

(vii) Accounts. Except as otherwise expressly provided in this Agreement or any other Transaction Document, neither Transferor nor any other Person has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Enhancement.

(viii) Eligible Accounts. With respect to Additional Accounts added after the Certificate Trust Termination Date, each such Account is classified as an Eligible Account as of the relevant Addition Date and no selection procedures adverse to the Noteholders have been employed in selecting the Accounts from among the Eligible Accounts.

(ix) Eligible Receivables. On the date each Additional Account added after the Certificate Trust Termination Date becomes an Account, each Receivable contained in such Additional Account is an Eligible Receivable. As of the date of the creation of any new Receivable in an Account, such Receivable is an Eligible Receivable.

(x) Subsequent Receivables. On each day after the Certificate Trust Termination Date on which any new Receivable is created, Transferor represents and warrants to Issuer that the representations and warranties made in Section 2.04(a)(i), (iii), (iv), (vi) and (ix) are true and correct with respect to each such Receivable as of such day of creation.

(xi) Additional Perfection Representations and Warranties. Debtor hereby makes the Perfection Representations and Warranties to Secured Party. For purposes of this Section 2.04(a)(xi): Debtor shall mean Transferor, Secured Party shall mean Issuer, and Specified Agreement shall mean this Transfer and Servicing Agreement. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this Section 2.04(a)(xi) shall be continuing and shall survive any termination of the Specified Agreement. Secured Party shall not waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of Debtor and Secured Party under the Specified Agreement, the Debtor and Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Secured Party and financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Debtor is organized, has its principal place of business or maintains any books, records, files or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the Secured Party’s security interest in the Receivables. Debtor hereby authorizes Servicer and Indenture Trustee to file financing statements under the UCC without Debtor’s signature where allowed by applicable law.

(b) As of the Certificate Trust Termination Date, Transferor agrees that (i) all representations and warranties made by it in its capacity as Transferor under the Pooling and Servicing Agreement with respect to any Account or Receivable pursuant to Section 2.04 of the Pooling and Servicing Agreement and (ii) all of the covenants made by it under Section 2.05 of the Pooling and Servicing Agreement, in each case, shall be deemed for all purposes (including the reassignment obligations under Section 2.04(d)) to have been made by Transferor to Issuer pursuant to this Agreement as of the day when each was made or deemed made, as if this Agreement had been in effect on that day.

(c) Notice of Breach. The representations and warranties of Transferor made pursuant to this Section 2.04 shall survive the transfer and assignment by Transferor of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture and the Certificate Trust Termination Date. Upon discovery by Transferor, Servicer, a Responsible Officer of Owner Trustee or the Indenture Trustee of a breach of any of the representations and warranties by Transferor made pursuant to this Section 2.04, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement. Transferor agrees to cooperate with Servicer, Owner Trustee and Indenture Trustee in the Transferor’s efforts to cure any such breach. For purposes of the representations and warranties made pursuant to this Section 2.04, each reference to an Indenture Supplement shall be deemed to refer only to those Indenture Supplements in effect as of the date of the relevant representations or warranties.

(d) Transfer of Ineligible Receivables.

(i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.04(a)(iii)(B), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or Issuer’s rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to Issuer free and clear of any Lien, except Liens permitted under subsection 2.05(b); (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by Transferor or the applicable Credit Card Originator; or (C) the unsecured short-term debt rating of FNBO is not at least “P-1” by Moody’s and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement, then, upon the earlier to occur of the discovery of such breach or event by Transferor or Servicer or receipt by Transferor of written notice of such breach or event pursuant to subsection 2.04(c) above, Receivables of the Account containing such ineligible Receivable shall be automatically reassigned to Transferor on the terms and conditions set forth in subsection 2.04(d)(iii).

(ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(a) other than a breach or event as set forth in subsection 2.04(d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or Issuer’s rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to Issuer free and clear of any Lien, except Liens permitted under subsection 2.05(b), then upon the expiration of 60 days from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Transferor of written notice of any such event pursuant to subsection 2.04(c) above, the Receivables of the Account containing such ineligible Receivable shall be reassigned to Transferor on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

(iii) Procedures for Reassignment. When the provisions of subsection 2.04(d)(i) or (ii) above require reassignment of a Receivable, Transferor shall accept reassignment of such Receivable (an “Ineligible Receivable”) by directing Servicer to deduct the principal balance of each such Ineligible Receivable from the Aggregate Principal Receivables in the Trust and to decrease Transferor Interest by such amount. On and after the date of such reassignment, each Ineligible Receivable shall be assigned a principal balance of zero for the purpose of determining the Principal Receivables on any day. In the event that the exclusion of an Ineligible Receivable from the calculation of the Aggregate Principal Receivables would cause Transferor Interest to be reduced below the Minimum Transferor Interest, or would cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or would otherwise not be permitted by law, Transferor shall immediately, but in no event later than 10 Business Days after such event, make a deposit in the Excess Funding Account in immediately available funds prior to the next succeeding Transfer Date in an amount sufficient to cure any such shortfall. The portion of such deposit allocated to the Notes of each Series shall be distributed to the Noteholders of each Series in the manner specified in Article IV of the Indenture, if applicable, on the Distribution Date relating to the Monthly Period in which such deposit is made. Upon the reassignment to Transferor of an Ineligible

Receivable, Issuer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Transferor, without recourse, representation or warranty, all the right, title and interest of Issuer in and to such Ineligible Receivable, all moneys due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto and Interchange (if any) allocated to such Ineligible Receivable pursuant to any Indenture Supplement. Such reassigned Ineligible Receivable shall be treated by Issuer as collected in full as of the date on which it was transferred. Issuer and Indenture Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii). The obligation of Transferor set forth in this subsection 2.04(d)(iii), or the automatic reassignment of such Receivable from Issuer, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Issuer or Indenture Trustee on behalf of Noteholders.

(iv) Proceeds Held by Servicer. For the purposes of subsections 2.04(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by Servicer (if Servicer is FNBO or Transferor) for more than the applicable period under Section 9-315 of the UCC.

(e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsections 2.03(a), (b) or (c) or subsection 2.04(a)(i), (vi) or (vii) which has a material adverse effect on the Receivables or the availability of the proceeds of the Receivables to Issuer, then Indenture Trustee or the Majority Holders, by notice then given in writing to Transferor (and to Indenture Trustee and Servicer, if given by the Majority Holders), may direct Transferor to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and Transferor shall be obligated to accept reassignment of such Principal Receivables on a Transfer Date specified by Transferor (as to such Transfer Date, the “Reassignment Date”) occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, each such representation and warranty shall then be true and correct in all material respects. Transferor shall deposit in next-day funds on the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Collection Account or the applicable Series Account, as provided in the related Indenture Supplement, for distribution to the Noteholders pursuant to this Indenture and the applicable Indenture Supplement. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Indenture Supplement, shall be equal to (i) the aggregate outstanding Note Principal Balance of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal, or paid as principal to such Noteholders on the related Distribution

Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Notes of such Series at the applicable Note Interest Rate through such last day, less the amount, if any, previously allocated for payment of interest or paid as interest to the Noteholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs (the “Portfolio Reassignment Price”). Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Collection Account or the applicable Series Account in respect of the preceding Monthly Period shall be considered a prepayment in full of the Receivables. On the Reassignment Date on which such amount has been deposited in full into the Collection Account or the applicable Series Account, the Receivables and all moneys due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto and Interchange (if any) allocated to the Receivables pursuant to any Indenture Supplement shall be released to Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and Issuer and Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by Transferor to vest in Transferor, or its designee or assignee, all right, title and interest of Issuer and Indenture Trustee in and to the Receivables, all moneys due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto and Interchange (if any) allocated to the Receivables pursuant to any Indenture Supplement. If Indenture Trustee or the Majority Holders give notice directing Transferor to accept reassignment as provided above, the obligation of Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsections 2.03(a), (b) or (c) or subsections 2.04(a)(i), (vi) or (vii) available to the Noteholders, Issuer or Indenture Trustee.

Section 2.05. Covenants of Transferor. Transferor hereby covenants that:

(a) Receivables To Be Accounts. Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. Transferor will take no action to cause any Receivable to be anything other than an “account” (as defined in the UCC).

(b) Security Interests. Except for the conveyances hereunder and under the other Transaction Documents, Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; Transferor will immediately notify Issuer, Indenture Trustee and each Enhancement Provider entitled to such notice pursuant to the relevant Indenture Supplement of the existence of any Lien on any Receivable; and Transferor shall defend the right, title and interest of Issuer and Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; and, provided further, that nothing in this subsection 2.05(b) shall be deemed to prohibit the transfer of Transferor Interest in accordance with this Agreement and the Trust Agreement.

(c) Credit Card Agreements and Account Guidelines. Transferor shall enforce the covenant in the Receivables Purchase Agreement requiring FNBO to comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated, except insofar as any failure to comply or perform would not materially and adversely affect the rights and interests of Issuer, Indenture Trustee or the Noteholders under any Transaction Documents or the Notes. Except as expressly provided in any Indenture Supplement, Transferor may permit FNBO to change the terms and conditions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of Transferor, cause a Pay Out Event to occur, and (ii) is made applicable to a substantial portion of the comparable segment of the revolving credit card accounts owned and serviced by FNBO which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between FNBO and an unrelated third party or by the terms of the Credit Card Agreements; provided, however, with respect to FNBO, that clause (ii) shall be deemed to be satisfied at any time that Transferor Interest exceeds 14% of the Aggregate Principal Receivables; and provided, further, that for purposes of FNBO’s debt deferral and debt cancellation program, the requirements of subsection 2.05(c)(ii) shall be deemed to be satisfied if the opportunity to initiate the change is made available to a substantial portion of the comparable segment of the revolving credit card accounts owned and serviced by FNBO which have characteristics the same as, or substantially similar to, the Accounts to which such opportunity is made available.

(d) Account Allocations. In the event that Transferor is unable for any reason to transfer Receivables to Issuer in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 6.01 or an order by any federal governmental agency having regulatory authority over Transferor or FNBO or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to Issuer) then, in any such event, (i) Transferor agrees to allocate and pay to Issuer, after the date of such inability, all Collections with respect to Principal Receivables, all Discount Option Receivables Collections, and all amounts which would have constituted Collections with respect to Principal Receivables and Discount Option Receivables Collections but for Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables and Discount Option Receivables in the Trust on such date); (ii) Transferor agrees to have such amounts applied as Collections in accordance with Article VIII of the Indenture; and (iii) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (i) and (ii) above, Principal Receivables and Discount Option Receivables (and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor’s inability to transfer Receivables to Issuer) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article VIII of the Indenture, and all amounts that would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor’s inability to transfer Receivables to Issuer shall be deemed to be Principal Receivables or Discount Option Receivables, as the case may be, for the purpose of calculating the applicable Allocation Percentage with respect to any Series. If Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article VIII of the Indenture. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to Issuer, or that would have been conveyed to Issuer but for the above described inability to transfer such Receivables, shall continue to be owned by Issuer notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with Article VIII of the Indenture.

(e) Delivery of Collections. Transferor agrees to pay to Servicer all payments received by Transferor in respect of the Receivables as soon as practicable after receipt thereof by Transferor but, in any event, no later than two Business Days after the Date of Processing.

(f) Conveyance of Accounts. Transferor covenants and agrees that, except as provided in Section 2.05(b), it will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article VIII; provided, however, that Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 4.02.

(g) Receivables Purchase Agreement. Transferor, in its capacity as purchaser of Receivables from RPA Seller under the Receivables Purchase Agreement, shall enforce the covenants and agreements of RPA Seller as set forth in the Receivables Purchase Agreement, including its agreement to designate Additional Accounts as and when required in order for Transferor to fulfill its undertakings in Section 2.06. Transferor shall not amend, waive or otherwise modify the Receivables Purchase Agreement except in accordance with its terms.

(h) Official Records. The resolutions of the Board of Directors of Transferor’s Managing Member approving each of the Transaction Documents and all documents relating thereto are and shall be continuously reflected in the minutes of the Board of Directors of Transferor’s Managing Member and in the official records of

Transferor. Each of the Transaction Documents and all documents relating thereto are and shall, continuously from the time of their respective execution by Transferor, be official records of Transferor.

(i) Transferor Interest. Except as otherwise permitted in Section 3.04 of the Trust Agreement and Section 4.02 of this Agreement, Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in Transferor Interest (or any interest therein) or any Supplemental Interest (or any interest therein) and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

(j) Periodic Finance Charges and Other Fees. Transferor hereby agrees that, except as otherwise required by any Requirement of Law, or as is deemed by FNBO to be necessary in order for it to maintain its credit card business, based upon a good faith assessment by FNBO of the nature of the competition in the credit card business, it shall not at any time permit FNBO to reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, Transferor’s reasonable expectation of the Portfolio Yield for any Series as of such date would be less than the then Base Rate for that Series.

(k) Covenants Regarding Operations. Transferor shall:

(i) Not incur, assume or guarantee any indebtedness other than Transferor’s obligations with respect to or contemplated by the Transaction Documents.

(ii) Not engage in any business or activity other than as permitted in its articles of organization.

(iii) Not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, except as specifically permitted by the Transaction Documents.

(iv) Not dissolve or liquidate, in whole or in part.

(v) Not commingle its funds or assets with those of any other individual or entity.

(vi) Not hold itself out as being liable for the debts of any other party and not pay from its assets any obligations or indebtedness of any other individual or entity.

(vii) Pay from its assets all obligations and indebtedness of any kind incurred by Transferor.

(viii) Not form, or cause to be formed, any subsidiaries.

(ix) Not file any voluntary petition or consent to the filing of any petition in or institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law on behalf of itself without the prior unanimous written consent of all of its members, including the Independent Member (as defined in its Operating Agreement).

(x) Not permit its managing member to withdraw.

(xi) At all times have at least one managing member which shall have each of the characteristics of the Independent Member as set forth on Appendix A to its Operating Agreement.

(xii) Act solely in its name and through its duly authorized agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

(xiii) Transact business with any Affiliate, if at all, on an arm’s length basis and pursuant to enforceable agreements. To the extent that the Transferor and any of its members or affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses. For purposes of this covenant and the definition of the term “Affiliate”, the term “control” means the possession, directly or indirectly, of the power to direct or the cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(xiv) Maintain separate records and books of account and financial statements and shall not commingle its records and books of account with the records and books of account of any entity. The Transferor shall use separate stationery, invoices and checks.

(xv) Make no asset distributions, including, without limitation, any distribution of dividends, except to the extent of cash on hand in excess of that needed to cover the expected cash needs of Transferor.

(xvi) Observe all organizational formalities in its relations with its members.

(xvii) Notwithstanding any other provisions of this Agreement, not terminate, dissolve or liquidate while owing any amount under the Transaction Documents despite the occurrence of any event which might terminate the continued membership of a member in Transferor, including the following:

(A) a member:

(1) makes an assignment for the benefit of creditors;

(2) files a voluntary petition in bankruptcy;

(3) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding;

(4) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature;

(6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of its properties; or

(B) 120 days after the commencement of any proceeding against the member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without the member’s consent or acquiescence of a trustee, receiver or liquidator of the member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

(l) Sale Treatment. Transferor agrees to treat the conveyance hereunder of the Receivables and the proceeds thereof as a sale for accounting purposes, to the extent such treatment would be consistent with GAAP.

(m) Amendment of the Organizational Documents. Transferor shall not amend in any material respect its certificate of formation or its limited liability company agreement without providing the Rating Agencies with notice no later than the fifth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition.

Section 2.06. Addition of Accounts.

(a) If, (i) during any Monthly Period, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest (calculated using the Average Principal Receivables for such Monthly Period as the Aggregate Principal Receivables on the date of determination), Transferor shall designate additional eligible MasterCard or VISA accounts (“Additional Accounts”) to be included as Accounts in a sufficient amount such that the average of Transferor Interest as a percentage of the Average Principal Receivables for such Monthly Period, computed by assuming that the amount of the Average Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such Monthly Period, is at least equal to the Minimum Transferor Interest, or (ii) on any Record Date the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the Aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to Issuer on or before the tenth Business Day following such Monthly Period; provided, however, that to the extent Transferor designates Additional Accounts with Principal Receivables substantially in excess of the amount of Principal Receivables required under this subsection 2.06(a), such excess shall be deemed to be optional Additional Accounts under subsection 2.06(b) below and will be permitted to be so designated solely to the extent permitted by subsection 2.06(b).

(b) In addition to its obligation under subsection 2.06(a), Transferor may, but shall not be obligated to, designate from time to time certain Additional Accounts (the “Automatic Additional Accounts”) to be included as Accounts, provided that Transferor shall not make more than one such designation in any one Monthly Period; and provided, further, that such Automatic Additional Accounts shall not exceed the Maximum Addition Amount or include Financial Institutions Accounts unless Transferor shall have received the notice from the Rating Agencies required by subsection 2.06(c)(vii) below.

(c) Transferor agrees that any such transfer of Receivables from Additional Accounts under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

(i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the “Notice Date”), Transferor shall give Issuer, Indenture Trustee, each Rating Agency and Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

(ii) on or before the Addition Date, Transferor shall have delivered to Indenture Trustee, a written assignment (including an acceptance by Issuer) in substantially the form of Exhibit B (the “Assignment”) and Transferor shall direct Servicer to indicate in its computer files (and to cause FNBO to indicate in its computer files) that the Receivables created in connection with the Additional Accounts have been transferred to Issuer and, within five Business Days thereafter, Servicer shall have delivered to Issuer, with a copy delivered to Indenture Trustee, a true and complete list of all Additional Accounts, identified by account number and the aggregate amount of Receivables in such Additional Accounts, as of the Addition Date, which list may take the form of a computer file or tape, hard copy, compact disc or other tangible medium that is acceptable to Servicer, Issuer and Indenture Trustee, and which list shall be, as of the date of such Assignment, incorporated into and made a part of such Assignment and this Agreement, and shall be subject to the confidentiality obligations under Section 2.02(c) hereof;

(iii) Transferor shall represent and warrant that (A) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account, is, as of the Addition Date, an Eligible Receivable, (B) no selection procedures believed by Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Accounts from the available Eligible Accounts (or, in the case of Financial Institutions Accounts, from the available Financial Institutions Accounts constituting Eligible Accounts) and (C) as of the Addition Date, Transferor is not insolvent;

(iv) Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (A) a valid transfer and assignment to Issuer of all right, title and interest of Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, and all proceeds (as defined in the UCC) of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by Issuer free and clear of any Lien, except for (1) Liens permitted under subsection 2.05(b), (2) the interest of the Holder of Transferor Interest and (3) Servicer’s right, if any, to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Collection Account, the Principal Account, or any Series Account as provided in the Indenture and any related Indenture Supplement or (B) a grant of a first priority perfected security interest (as defined in the UCC) in such property to Issuer, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to Issuer, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto upon such creation;

(v) Transferor shall deliver an Officer’s Certificate substantially in the form of Schedule 2 to Exhibit B to Issuer and Indenture Trustee (with a copy thereof to each Rating Agency); it being understood that Issuer and Indenture Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

(vi) Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to Issuer and Indenture Trustee (with a copy to any of the Rating Agencies which shall have requested in writing such copies) substantially in the form of Exhibit F; and

(vii) with respect to Financial Institutions Accounts or Accounts in excess of the Maximum Addition Amount, Transferor shall have received notice from each Rating Agency that the inclusion of such accounts as Additional Accounts pursuant to subsection 2.06(b) will not result in the reduction or withdrawal of its then existing rating of any Series of Notes then issued and outstanding.

Section 2.07. Removal of Accounts.

(a) Subject to the conditions set forth below, Transferor shall have the right to designate Receivables from Accounts to be reassigned to it or its designee (“Removed Accounts”). On or before the fifth Business Day (the “Removal Notice Date”) prior to the date upon which the designated Removed Accounts will be reassigned by Issuer to Transferor (the “Removal Date”), Transferor shall give Issuer, Indenture Trustee and Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to Transferor.

(b) Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of Transferor, (A) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (B) cause the Transferor Interest as a percentage of the Aggregate Principal Receivables to be less than the Minimum Transferor Interest on such Removal Date, (C) result in the failure to make any payment specified in the related Indenture Supplement with respect to any Series, or (D) cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables on such Removal Date;

(ii) on or prior to the Removal Date, Transferor shall have delivered to Issuer and Indenture Trustee for execution a written assignment in substantially the form of Exhibit H (the “Reassignment”) and, within five Business Days thereafter, Transferor shall have delivered to Issuer a true and complete list of all Removed Accounts, identified by account number and the aggregate amount of Receivables in such Removed Accounts, as of the Removal Date, which list may take the form of a computer file or tape, hard copy, compact disc or other tangible medium that is acceptable to Transferor and Issuer, and which list shall, as of the Removal Date, modify and amend and be made a part of this Agreement;

(iii) Transferor shall represent and warrant as of each Removal Date that (x)(i) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience and (ii) no selection procedure was used by Transferor which is materially adverse to the interests of the Noteholders or (y) Accounts are subject to an Involuntary Removal (it being understood that in the case of an Involuntary Removal, Transferor will not be deemed to have engaged in any selection procedure which is materially adverse to the interests of the Noteholders);

(iv) (A) other than with respect to an Involuntary Removal, on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and Transferor shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or a withdrawal of its then current rating on any outstanding Series and (B) with respect to an Involuntary Removal, Transferor shall use reasonable efforts to satisfy the Rating Agency Condition;

(v) other than with respect to an Involuntary Removal, on any Removal Notice Date, the amount of the Principal Receivables of the Removed Accounts to be reassigned to Transferor on the related Removal Date shall not equal or exceed 5% of the Aggregate Principal Receivables on such Removal Date, provided that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the Initial Collateral Amount of such Series; and

(vi) Transferor shall have delivered to Issuer and Indenture Trustee an Officer’s Certificate confirming the items set forth in clauses (i) through (v) above. Issuer and Indenture Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, Issuer and Indenture Trustee shall execute and deliver the Reassignment to Transferor, and the Receivables from the Removed Accounts shall, without further action, be deemed to be transferred, assigned and conveyed to Transferor or its designee, effective as of the Removal Date, without recourse.

(c) Subject to the conditions set forth above, Transferor may from time to time designate as Removed Accounts any Accounts designated for purchase by a third party due to third-party cancellation or an expiration, without renewal, of an affinity, private-label, co-branding, agent bank or other similar arrangement. Any repurchase of the Receivables in Removed Accounts pursuant to Section 2.07 shall be effected in the manner and at the price determined in accordance with Section 2.04(d)(iii), as if the Receivables being purchased were Ineligible Receivables. Amounts deposited in the Excess Funding Account in connection therewith and allocated to the Notes shall be distributed to the Noteholders of each Series in the manner specified in Article VIII of the Indenture and each Indenture Supplement.

Section 2.08. Discount Option Receivables.

(a) Transferor shall have the option to designate a percentage (the “Discount Percentage”) of the Principal Receivables in all or certain of the Accounts created on and after such date of designation to be treated as Finance Charge Receivables (“Discount Option Receivables”) in accordance with the provisions of this Section 2.08. The Discount Percentage shall not apply to Finance Charges, or any other fees and charges (other than Insurance Proceeds) or to Receivables in or recoveries of Defaulted Accounts. The Discount Percentage may be fixed or variable and shall not exceed 4%.

(b) Discount Option Receivables shall be considered Finance Charge Receivables for all purposes hereunder, including for the purposes of allocating Collections pursuant to the Indenture.

(c) Transferor shall have the option to increase the Discount Percentage to a percentage not greater than 4%, to reduce the Discount Percentage, to apply the Discount Percentage to Principal Receivables created in Accounts not previously subject to the Discount Percentage and to cease to apply the Discount Percentage to Principal Receivables created in Accounts previously subject to the Discount Percentage; provided, however, that Transferor shall not change any existing Discount Option Receivables into Principal Receivables and Transferor shall not increase the Discount Percentage during any Rapid Amortization Period (as defined in any Indenture Supplement) or if such increase would cause the Transferor Interest to be less than the Minimum Transferor Interest or would cause the Aggregate Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables.

(d) Transferor shall provide to Servicer, Issuer, Indenture Trustee and each Rating Agency 30 days’ prior written notice of any designation, increase or reduction of the Discount Percentage, and such designation, increase or reduction shall become effective on the date specified in such notice if such designation, increase or reduction in the reasonable belief of Transferor, as set forth by Transferor in an Officer’s Certificate delivered to the Indenture Trustee, would not cause a Pay Out Event, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event, to occur; provided, however, that the Rating Agency Condition shall have been satisfied.

Section 2.09. Dispute Resolution.

(a) Notice of the Requesting Party to Refer Matter to Third-Party Mediation or Third-Party Arbitration.

(i) If any Receivable is subject to repurchase by Transferor pursuant to Section 2.04 of this Agreement and such repurchase is not resolved in accordance with the terms of this Agreement, then Indenture Trustee (at the direction of any Noteholder or any Verified Note Owner), any Noteholder or any Verified Note Owner (a “Requesting Party”), may submit to Transferor (the “Representing Party”), a written notice that the Representing Party is obligated to repurchase the Receivable due to an alleged breach of a representation or warranty (a “TSA Repurchase Request”) and if such TSA Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the Representing Party’s receipt of such TSA Repurchase Request, then the Requesting Party will have the right to refer the matter, at its discretion, to either third-party mediation (including non-binding arbitration) or third-party binding arbitration and the Representing Party agrees to participate in the dispute resolution method selected by the Requesting Party.

(ii) At the end of the 180-day period described herein, the Representing Party may provide notice informing the Requesting Party of the status of its TSA Repurchase Request or, in the absence of such notice, the Requesting Party may presume its TSA Repurchase Request remains unresolved.

(iii) The Requesting Party must provide written notice of its intention to refer the matter to either third-party mediation (including non-binding arbitration) or third-party binding arbitration to the Representing Party within 30 calendar days following such 180th day.

(iv) Dispute resolution to resolve repurchase obligations will be available to the Requesting Party regardless of whether the requisite percentage of Noteholders voted to direct an Asset Representations Review or whether the Delinquency Trigger has occurred.

(v) To the extent a Note Owner wishes to exercise rights under Section 2.09, such Note Owner must be a Verified Note Owner. The Note Owner shall submit a copy of its TSA Repurchase Request and verification documents to Indenture Trustee. The Indenture Trustee shall confirm that the Note Owner has provided the Indenture Trustee with evidence that it is a Verified Note Owner and shall provide such evidence to the Issuer.

(b) Provisions Applicable to Third-Party Mediation. If the Requesting Party selects third-party mediation as the resolution method, the following provisions apply:

(i) The mediation will be administered by the AAA pursuant to its Rules in effect at the time the mediation is initiated. However, if any of the Rules are inconsistent with any of the procedures relating to third-party mediation or arbitration in this Section 2.09, the procedures in this Section 2.09 shall control.

(ii) The mediator must be a Qualified Dispute Resolution Professional. Upon being supplied a list, by the AAA, of at least ten potential mediators that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference. The AAA will select the mediator from the remaining potential mediators on the list, respecting the preference choices of the parties to the extent possible.

(iii) Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 30 days of the start of the mediation.

(iv) The fees and expenses of the mediation (including the fees of the mediator and reasonable attorneys’ fees of the parties) will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation.

(v) A failure by the Requesting Party and the Representing Party to resolve the disputed matter through mediation shall not preclude either party from seeking a resolution through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to subsection 2.09(d) below.

(c) Provisions Applicable to Third-Party Arbitration. If the Requesting Party selects third-party arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in the Indenture, and under the auspices of the AAA and in accordance with the Rules. However, if any of the Rules are inconsistent with the procedures applicable to third-party arbitration under this Section 2.09, the procedures in this Section 2.09 shall control.

(ii) If the TSA Repurchase Request specified in subsection 2.09(a) above involves the repurchase of an aggregate amount of Receivables of less than five percent (5%) of the total Principal Receivables in the Trust as of the date of the TSA Repurchase Request, a single arbitrator will be used. That arbitrator must be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten potential arbitrators that are each Qualified Dispute Resolution Professionals by the AAA, each of the Requesting Party and the Representing Party (as defined below) will have to the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list, respecting the preference choices of the parties to the extent possible.

(iii) If the TSA Repurchase Request specified in subsection 2.09(a) above involves the repurchase of an aggregate amount of Receivables equal to or in excess of five percent (5%) of the total Principal Receivables in the Trust as of the date of the TSA Repurchase Request, a three-arbitrator panel will be used. The arbitral panel will consist of three Qualified Dispute Resolution Professionals, (a) one to be appointed by the Requesting Party within five Business Days of providing notice to the Representing Party of its selection of arbitration, (b) one to be appointed by the Representing Party within five Business Days of the Requesting Party’s appointment of an arbitrator, and (c) the third arbitrator, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators, within five Business Days of the Representing Party’s appointment of an arbitrator. If any party fails to appoint an arbitrator or the two party-arbitrators fail to appoint a third within the relevant time periods, then the appointments will be made by the AAA pursuant to the Rules.

(iv) Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(v) The Requesting Party and Representing Party each agree that it is their intention that after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 30 days after the appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearings and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration:

(A) Consistent with the expedited nature of arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or opposition to the claim or defense.

(B) At the request of a party, the arbitrator or the arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or the arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) calendar days of the making of the request. Additional depositions may be scheduled only with the permission of the arbitrator or the arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three (3) hours duration. All objections are served for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(C) Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or the arbitral panel, which determination shall be conclusive.

(D) All discovery shall be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

(vi) The Requesting Party and the Representing Party each agree that it is their intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of this Agreement and may not modify this Agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted. The Requesting Party and the Representing Party each agree that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, the cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. For the avoidance of doubt, in no event will Indenture Trustee (when acting as the Requesting Party at the direction of any Noteholders) be liable in its individual capacity for any such costs. The determination of the arbitrator or the arbitral panel, as applicable, must be consistent with Sections 4.03 and 9.13 of this Agreement and will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable, will be final and non-appealable and may be entered in and may be enforce in, any court of competent jurisdiction, except in the case of fraud or corruption of the process.

(vii) By selecting third-party binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to trial by jury.

(viii) No Person may bring a putative or certified class action to arbitration.

(d) Provisions Applicable to Third-Party Mediations and Third-Party Arbitrations. The following provisions will apply to both third-party mediations and third-party arbitrations:

(i) Any mediation or arbitration will be held in New York, New York.

(ii) Notwithstanding the dispute resolution provisions in this Section 2.09, the parties will have the right to seek a temporary restraining order, a preliminary injunction or attachment order from a competent court of law, provided such relief would otherwise be available by law.

(iii) The details and/or the existence of any unfulfilled TSA Repurchase Request, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled TSA Repurchase Request, and any discovery undertaken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in connection with any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information. Any third party who receives confidential information (other than a governmental regulatory body) must, at the conclusion of the proceedings, submit an affidavit that all such confidential information and any copies thereof were destroyed in a manner to protect such information from any subsequent disclosure.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01. Acceptance of Appointment and Other Matters Relating to Servicer.

(a) FNBO agrees to act as Servicer under this Agreement. The Noteholders of each Series by their acceptance of the related Notes consent to FNBO acting as Servicer.

(b) Servicer shall service and administer the Receivables and shall collect payments due under the Receivables and shall charge off Receivables as uncollectible, in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and, subject to subsection (d) below, in accordance with the Credit Card Guidelines and shall have full power and authority acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 7.01, Servicer is hereby authorized and empowered (i) to make withdrawals from the

Collection Account, the Excess Funding Account or any Series Account to the extent and as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) unless such power and authority is revoked on account of the occurrence of a Servicer Default pursuant to Section 7.01, to instruct Indenture Trustee to make withdrawals and payments, from the Collection Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) unless such power and authority is revoked on account of the occurrence of a Servicer Default pursuant to Section 7.01, to instruct Indenture Trustee in writing, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iv) to take any actions required or permitted under any Enhancement, (v) to execute and deliver, on behalf of Issuer for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (vi) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements. Indenture Trustee agrees that it shall promptly follow the written instructions of Servicer to withdraw funds from the Collection Account, the Excess Funding Account or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement, the Indenture or any Indenture Supplement. Each of Owner Trustee and Indenture Trustee shall execute at Servicer’s written request such documents prepared by Transferor and acceptable to Owner Trustee or Indenture Trustee (as applicable) as may be necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

Owner Trustee shall furnish Servicer with any powers of attorney and other documents from Owner Trustee and Indenture Trustee necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

(c) In the event that Transferor is unable for any reason to transfer Receivables to Issuer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 6.01 or the order of any federal governmental agency having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to Issuer) then, in any such event, Servicer agrees to allocate in accordance with the provisions of Section 2.05(d).

(d) Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated, except insofar as any failure to so comply or perform would not materially and adversely affect Issuer, Indenture Trustee or the Noteholders.

(e) Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by Servicer in connection with servicing other credit card receivables.

(f) Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as Servicer believes to be reasonable from time to time.

(g) The relationship of Servicer (and of any successor to Servicer as servicer under this Agreement) to Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of Indenture Trustee.

Section 3.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, Servicer shall be entitled to receive a monthly servicing fee in respect of any Monthly Period or portion thereof after the Certificate Trust Termination Date (with respect to each Monthly Period, the “Monthly Servicing Fee”). The share of the Monthly Servicing Fee allocable to each Series of Notes with respect to any Monthly Period (or portion thereof) shall be payable on the related Distribution Date and, with respect to each Series (unless otherwise provided in the related Indenture Supplement), shall be equal to one-twelfth of the product of (a) the applicable Series Servicing Fee Percentage per annum and (b) the Collateral Amount of such Series as of the last day of the Monthly Period preceding such Distribution Date (the “Noteholder Servicing Fee”) and shall be paid to Servicer pursuant to the applicable Indenture Supplement. The servicing fee payable by the Holder of Transferor Interest shall be equal to the product of one-twelfth of the product of (i) Transferor Interest and (ii) the weighted average of the Series Servicing Fee Percentages with respect to each Series of Notes then outstanding (the “Transferor Servicing Fee”). The Monthly Servicing Fee for each Monthly Period shall equal the sum of (A) the aggregate amount of Noteholder Servicing Fees for such Monthly Period with respect to each Series then outstanding and (B) Transferor Servicing Fee for such Monthly Period. The Noteholder Servicing Fee with respect to any Series is payable in arrears on the related Transfer Date (unless otherwise provided in the related Indenture Supplement) and Transferor Servicing Fee is payable in arrears no later than the last Transfer Date with respect to any Series occurring in a Monthly Period. Transferor Servicing Fee and, unless otherwise provided in an Indenture Supplement, each Noteholder Servicing Fee, shall be calculated on the basis of actual days elapsed and a year of 365 days or 366 days, as the case may be. The compensation payable to Servicer hereunder, including the Monthly Servicing Fee, may not be transferred except to a Successor Servicer. In no event shall Issuer, Indenture Trustee, the Noteholders of a Series or any Enhancement Provider be liable for Transferor Servicing Fee.

Servicer’s expenses include the amounts due to Owner Trustee pursuant to Article VII of the Trust Agreement, the amounts due to the Asset Representations Reviewer under the Asset Representations Review Agreement and the reasonable fees and disbursements of Indenture Trustee, Administrator, any Paying Agent, any Transfer Agent and Registrar, independent public accountants and all other expenses incurred by Servicer in connection with its activities hereunder, including expenses related to the enforcement of the Receivables and all other fees and expenses that are not expressly stated in this Agreement or any other Transaction Document to be payable by Issuer, the Noteholders of a Series or Transferor, including the costs of filing the UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange and the costs and expenses relating to investor communication requests, if any, pursuant to Section 4.22 of any Indenture Supplement. Servicer shall not be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

Section 3.03. Representations, Warranties and Covenants of Servicer. FNBO, as initial Servicer, hereby makes, and any successor Servicer by its appointment hereunder shall make (with such changes as shall be applicable to such Successor Servicer), on each Closing Date (and on the date of any such appointment) the following representations and warranties and covenants to Issuer on which Owner Trustee has relied in executing the Notes and Indenture Trustee has relied in authenticating Notes:

(a) Organization and Good Standing. Servicer is a national banking association (or with respect to such Successor Servicer, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Qualification. Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and the other Transaction Documents to which it is a party, other than such states as to which Servicer has so qualified and is in good standing or failure to so qualify and maintain good standing would not have a material adverse effect on Servicer’s ability to perform its obligations hereunder or the interests of Noteholders, and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal and Nebraska law.

(c) Due Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by Servicer by all necessary corporate action on the part of Servicer and this Agreement, and each such other Transaction Document, will remain, from the time of its execution, an official record of Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which Servicer is a party constitutes a legal, valid and binding obligation of Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws now or hereinafter in effect, affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of this Agreement and each other Transaction Document to which Servicer is a party by Servicer, and the performance of the transactions contemplated by this Agreement and each such other Transaction Document and the fulfillment of the terms hereof and thereof applicable to Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to Servicer or any indenture contract, agreement, mortgage, deed of trust or other instrument to which Servicer is a party or by which it is bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Servicer, threatened against Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, seeking any determination or ruling that, in the reasonable judgment of Servicer, would materially and adversely affect the performance by Servicer of its obligations under this Agreement or any other Transaction Document to which it is a party, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document.

(g) Compliance With Requirements of Law. Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to properly service each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account, the failure to comply with which would have a material adverse effect on the interests of the Noteholders or any Enhancement Provider.

(h) No Rescission or Cancellation. Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines. Servicer shall reflect any such rescission or cancellation in its computer file of revolving credit card accounts.

(i) Protection of Holders’ Rights. Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Holders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables, except as permitted in subsection 3.03(h).

(j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be reassigned or assigned to Servicer as provided in this Section.

(k) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party, the performance by Servicer of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment by Servicer of the terms hereof and thereof have been obtained; provided that Servicer makes no representation or warranty as to state securities or “blue sky” laws.

(l) Maintenance of Records and Books of Account. Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and, to the extent required pursuant to Section 2.01, such documents, books and computer records shall indicate the interests of Issuer in the Receivables.

(m) Transaction Documents. Servicer shall observe and perform each and every obligation of Servicer under any other Transaction Documents.

(n) Delinquencies. Receivables will be charged off at the earlier of (a) the date they become 180 days Delinquent, or (b) when required pursuant to the Credit Card Guidelines.

As of the Certificate Trust Termination Date, Servicer agrees that all representations and warranties made by it in its capacity as Servicer under the Pooling and Servicing Agreement with respect to any Account or Receivable pursuant to Section 3.03 of the Pooling and Servicing Agreement shall be deemed for all purposes to have been made by Servicer to Issuer pursuant to this Agreement as of the day when each was made or deemed made, as if this Agreement had been in effect on that day.

If any of the representations, warranties or covenants of Servicer contained in paragraph (g), (h), (i) or (j) of this Section 3.03 or paragraphs (g) (h), (i) or (j) of Section 3.03 of the Pooling and Servicing Agreement with respect to any Receivable or the related Account is breached, and as a result of such breach Issuer’s rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to Issuer free and clear of any Lien, then no later than the expiration of 60 days from the earlier to occur of the discovery of such event by Servicer, or receipt by Servicer of notice of such event given by Indenture Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to Servicer as set forth below; provided that such Receivables will not be reassigned or assigned to Servicer if, on any day prior to the end of such 60-day period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) Servicer shall have delivered to Indenture Trustee an Officer’s Certificate describing the nature of such breach and the manner in which such breach was cured. Indenture Trustee will have no duty to monitor for such events, but will provide notice to Servicer only upon its receipt of notice from another party.

Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the aggregate amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with Article VIII of the Indenture and each Indenture Supplement.

Upon each such assignment to Servicer, Issuer and Indenture Trustee shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Servicer, without recourse, representation or warranty all right, title and interest of Issuer and Indenture Trustee in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Issuer and Indenture Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Issuer, Owner Trustee, Holders (or Indenture Trustee on behalf of the Noteholders) or any Enhancement Provider.

(o) Engagement of Asset Representations Reviewer. Servicer shall, at all times while any publicly-offered Series of Notes is Outstanding under the Indenture, ensure that an Asset Representations Reviewer has been engaged by Servicer and appointed by Issuer and if the Asset Representations Reviewer gives notice of its intent to resign or Servicer terminates the Asset Representation Reviewer pursuant to the terms of the Asset Representations Review Agreement or if a vacancy exists in the office of Asset Representations Reviewer for any reason (the Asset Representations Reviewer in such event being referred to herein as the retiring Asset Representations Reviewer), Servicer shall promptly appoint and designate a successor Asset Representations Reviewer in accordance with the provisions of the Asset Representations Review Agreement.

(p) Servicer Cooperation with Asset Representations Review. Servicer shall, with respect to the initiation of an Asset Representations Review by the requisite percentage of Noteholders pursuant to the terms of the related Indenture Supplements, (i) cooperate with the Asset Representations Reviewer in creating procedures for a review of the Subject Receivables and related Accounts for compliance with the Pool Asset Representations and (ii) provide the Asset Representations Reviewer with access to copies of documentation related to the performance its review of the Subject Receivables and the related Accounts, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to Servicer’s normal security and confidentiality provisions and (d) at offices designated by Servicer.

Section 3.04. Reports and Records for Indenture Trustee.

(a) Daily Reports. On each Business Day, Servicer, with prior notice, shall prepare and make available at the office of Servicer for inspection by Indenture Trustee a record setting forth (i) the aggregate amount of Collections processed by Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

(b) Monthly Servicer’s Certificate; Monthly Payment Instructions and Monthly Report to Noteholders. With respect to each Series of Outstanding Notes and each Distribution Date, Servicer shall, pursuant to Section 5.03 of the applicable Indenture Supplement and no later than the second Business Day preceding such Distribution Date, deliver to Owner Trustee, Indenture Trustee, Paying Agent, any Enhancement Provider and each Rating Agency providing a credit rating with respect to any Class of Notes of such Series, copies of the items, as follows;

(i) the monthly servicer’s certificate relating to such Distribution Date, substantially in the form of Exhibit D to the applicable Indenture Supplement;

(ii) the monthly payment instructions relating to such Distribution Date, substantially in the form of Exhibit B to the applicable Indenture Supplement; and

(iii) the monthly report to the Noteholders relating to such Distribution Date substantially in the form of Exhibit C to the applicable Indenture Supplement.

(c) Transferred Accounts. Servicer shall deliver to Indenture Trustee, within a reasonable time period after any Transferred Account is created, but in any event not later than 15 days after the end of the month within which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the replaced account number.

Section 3.05. Annual Servicer’s Certificates.

(a) Annual Servicer Compliance Certificate Pursuant to Item 1123 of Regulation AB. On or before March 15 of each fiscal year of the Servicer, beginning on March 15, 2008, for so long as Depositor is required to report under Exchange Act and in order to comply with Item 1123 of Regulation AB, Servicer shall deliver to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, a compliance certificate substantially in the form of Exhibit C-1 (the “Servicer Compliance Certificate”). Unless otherwise changed by the Servicer, the fiscal year of the Servicer begins on January 1 and ends on December 31. A copy of such Servicer Compliance Certificate may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

(b) Report on Compliance With Servicing Criteria Pursuant to Item 1122 of Regulation AB. On or before March 15 of each fiscal year of the Depositor, beginning on March 15, 2008, for so long as Depositor is required to report under the Exchange Act and in order to comply with Item 1122 of Regulation AB, Servicer shall deliver to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, a report assessing its compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-19 of the Exchange Act and Item 1122 of Regulation AB. Such report, substantially in the form of Exhibit C-2 (the “Servicing Criteria Compliance Report”), shall address the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as set forth on Schedule I attached to such Servicing Criteria Compliance Report, except for any of the servicing criteria that the Servicer has determined is inapplicable to the servicing activities it performed during the immediately preceding calendar year. Unless otherwise changed by Depositor, the fiscal year of the Depositor begins on January 1 and ends on December 31. A copy of such Servicing Criteria Compliance Report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

(c) To the extent Servicer is not obligated to deliver the Servicer Compliance Certificate pursuant to subsection 3.04(a) and the Servicing Criteria Compliance Report, pursuant to subsection 3.04(b), the Servicer may deliver the Servicer Compliance Certificate and the Servicing Criteria Compliance Report unless otherwise specified in the applicable Indenture Supplement.

Section 3.06. Annual Independent Accountants’ Servicing Report.

(a) Attestation Report of Registered Public Accounting Firm Pursuant to Item 1123 of Regulation AB. On or before March 15 of each fiscal year of the Depositor, for so long as Depositor is required to report under the Exchange Act and in order to comply with Item 1123 of Regulation AB, Servicer shall cause an independent registered public accounting firm (who may also render other services to Servicer or Transferor) to furnish a report (addressed to Indenture Trustee) to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, that attests to, and reports on, the assessment of compliance with the servicing criteria made by the Servicer pursuant to Section 3.05(b) of this Agreement, as amended. Such attestation report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board and in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Unless otherwise provided with respect to any Series in the related Indenture Supplement, a copy of such attestation report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

(b) To the extent Servicer is not obligated to deliver the attestation report specified in subsection 3.06(a), the Servicer may deliver such attestation report unless otherwise specified in the applicable Indenture Supplement.

Section 3.07. Tax Treatment. Transferor has structured this Agreement and the Notes to facilitate a secured, credit-enhanced financing on favorable terms with the intention that (i) the Notes will constitute indebtedness of Transferor secured by the Collateral for federal income and state and local income and franchise tax purposes, and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. Transferor, Servicer, each Holder of Transferor Interest and each Noteholder by acceptance of its Note (and each Note Owner, by its acceptance of an interest in the applicable Note) agree to treat and to take no action inconsistent with the treatment of the Notes (or beneficial interests therein) as indebtedness of Transferor for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, and the Transferor and each Holder of Transferor Interest agree to take no action with respect to the Trust or any interest therein which would cause the Trust to be treated as an association taxable as a corporation or publicly traded partnership treated as a corporation for purposes of federal income tax law. Each Holder of Transferor Interest, each Noteholder, by acceptance of its Note, and each Note Owner, by acquisition of a beneficial interest in a Note, agrees to be bound by the provisions of this Section 3.07. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07.

Section 3.08. Notices to Transferor. In the event that FNBO is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 7.02 shall deliver or make available to Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

Section 3.09. Adjustments. For each Monthly Period, Servicer shall be obligated to reduce, on a net basis, the Aggregate Principal Receivables used to calculate Transferor Interest and the Aggregate Principal Receivables (a “Credit Adjustment”) with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors), (iii) which was created as a result of a fraudulent or counterfeit charge or (iv) which was credited pursuant to a debt cancellation or debt deferral program and not recovered during such Monthly Period from Collections from insurance proceeds or reserves funded by fees generated through such programs. In the event that the inclusion of the amount of a Credit Adjustment in the calculation of Transferor Interest would cause Transferor Interest to be an amount less than the Minimum Transferor Interest, or would cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, Transferor shall make a deposit, no later than the earlier of (A) the Business Day following the Date of Processing of such Credit Adjustment, and (B) the last day of the Monthly Period in which such Date of Processing occurs, to the Excess Funding Account in immediately available funds in an amount sufficient to cure any such shortfall. Any amount deposited into the Excess Funding Account in connection with the adjustment of a Receivable as specified above shall be applied in accordance with Article VIII of the Indenture and each Indenture Supplement. In the event that

Transferor shall fail to pay to Servicer for deposit into the Excess Funding Account any amount required to be so paid pursuant to this Section 3.09 or subsection 2.04(d)(iii) (an “Adjustment Amount”), and shall not have subsequently paid such Amount, Collections of Principal Receivables shall not be distributed or otherwise released to Transferor hereunder, but shall instead be deposited to the Excess Funding Account until an amount equal to the Adjustment Amount has been so deposited. The Adjustment Amount shall be reduced to the extent of such deposits.

In the event that Servicer adjusts upwards the principal amount of any Receivable, the Aggregate Principal Receivables shall be increased by the amount of such upward adjustment.

Section 3.10. Transfer of Receivables in Defaulted Accounts. Unless otherwise provided in any Indenture Supplement, on the last day of each Monthly Period, Issuer and Indenture Trustee shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to Transferor, without recourse, representation or warranty, all the right, title and interest of Issuer and Indenture Trustee in and to Receivables in Accounts which became Defaulted Accounts during such Monthly Period, all moneys due or to become due with respect thereto, all proceeds thereof (other than Recoveries relating thereto) and Interchange (if any) allocable to the Trust with respect to such Receivables.

Section 3.11. Reports to the Commission. Transferor shall file, or cause to be filed, with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”). Transferor shall sign any certifications required in any filings relating to the Notes or the Trust Estate required under the Exchange Act, including Section 3.02 of the Sarbanes-Oxley Act of 2002. Transferor shall, at its own expense, cooperate with any reasonable request of Servicer in connection with such filings. Each of Indenture Trustee and Owner Trustee have agreed to cooperate with the Servicer and Transferor with respect to the filings specified below pursuant to Article XIII of the Indenture and Article XI of the Trust Agreement, respectively. Each of Transferor, Sponsor and Servicer have agreed to cooperate with such filings as specified below and on Exhibit D attached hereto. In addition, Servicer has agreed to facilitate Transferor’s compliance with the provisions of Regulation AB and the rules and regulations of the Commission as specified in Article X of this Agreement.

(a) Form 10-D Reporting.

(i) Additional Disclosure Notifications. As set forth on Exhibit D hereto, within 5 calendar days after the Distribution Date of each month that the Transferor is subject to Exchange Act reporting requirements, each of Servicer, Transferor and Sponsor shall provide to Transferor and Servicer, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by Transferor and such party, a notice in the form of Exhibit E hereto (an “Additional Disclosure Notification”), together with the form and substance of any additional Form 10-D disclosure, if any, applicable to such party as specified on Exhibit D hereto (“Additional Form 10-D Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of such party’s Additional Form 10-D Disclosure on any Form 10-D required by the Exchange Act.

(ii) Investor Communication Requests. Following receipt of a written request by Issuer, Indenture Trustee or Transferor during any Monthly Period from a Noteholder or Note Owner seeking to communicate with other Noteholders or Note Owners regarding the exercising of their contractual rights under the terms of the Transaction Documents, Transferor shall include in the distribution report on Form 10-D relating to the Monthly Period in which Transferor either (a) receives a copy of such written request from Issuer or Indenture Trustee pursuant to Section 4.22 of any Indenture Supplement or (b) receives a copy of such written request directly from a Noteholder or Note Owner, the information, as follows:

(A) the name of the Noteholder or Note Owner, as applicable, delivering such request;

(B) the date upon which the request was received;

(C) a statement to the effect that Issuer, Indenture Trustee or Transferor, as applicable, has in fact received such a request from a Noteholder or Note Owner, as applicable, and that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners with regard to the possible exercise of rights under the Transaction Documents; and

(D) a description of the method that other Noteholders or Note Owners may use to contact the requesting Noteholder or Note Owner provided; however, if Issuer, Indenture Trustee or Transferor receives a request from any Note Owner, each of Issuer, Indenture Trustee and Transferor shall be entitled to verify that each such Note Owner is a Verified Note Owner prior to Transferor including any request from such Note Owner in any Form 10-D. To the extent either the Issuer or Transferor receives such a request from a Note Owner, it shall promptly provide a copy of the request to Indenture Trustee. Pursuant to Section 4.22(b) of the applicable Indenture Supplement, such Note Owner shall submit the verification documents specified in Article II of the applicable Indenture Supplement under the defined term “Verified Note Owner” to Indenture Trustee. Indenture Trustee shall confirm that the Note Owner has provided the Indenture Trustee with evidence that it is a Verified Note Owner and provide such evidence to the Issuer. All expenses relating to investor communication requests shall be paid by the Servicer out of its own funds.

(iii) Adjustments of the Delinquency Trigger Rate. With respect to any Monthly Period in which Transferor adjusts the Delinquency Trigger Rate pursuant to Section 4.19(b) of the applicable Indenture Supplement or Indenture Supplements, Transferor shall include the following information in the related distribution report on Form 10-D:

(A) the adjusted Delinquency Trigger Rate; and

(B) a description of how the adjusted Delinquency Trigger Rate was determined to be appropriate.

(iv) Notices relating to Asset Representations Review; Change in Asset Representations Reviewer.

(A) With respect to any Monthly Period for which an Asset Representations Review is required, Transferor shall include the following information in the related distribution report on Form 10-D:

(1) a description of the event or events during the Monthly Period that triggered the Asset Representations Review; and

(2) if the Asset Representations Reviewer provided Indenture Trustee with a report of the finding and conclusions of the Asset Representations Review during the Monthly Period, a summary of the report.

(B) With respect to any Monthly Period during which the Asset Representations Reviewer has resigned or has been removed, replaced or substituted, or if a new Asset Representations Reviewer has been appointed, Transferor shall include the following information in the related distribution report on Form 10-D:

(1) the date the aforementioned event occurred;

(2) the circumstances surrounding the change; and

(3) if a new Asset Representations Reviewer has been appointed, information as follows:

(a) the name of the Asset Representations Reviewer and a description of its form of organization;

(b) a description to what extent the Asset Representations Reviewer has had prior experience servicing as an asset representations reviewer for asset-backed securities involving credit card receivables;

(c) a description of the duties and responsibilities of the Asset Representations Reviewer regarding the Notes under the Transaction Documents and applicable law;

(d) a description of any actions required by the Asset Representations Reviewer, including whether notices are required to Noteholders, rating agencies or other third parties and any required percentage of a Class of Notes or Classes of Notes that is needed to require the Asset Representations Reviewer to take action;

(e) the manner and amount in which the Asset Representations Reviewer is compensated;

(f) a description of any limitations on the Asset Representations Reviewer’s liability under the Transaction Documents;

(g) a description of any indemnification provisions that entitle the Asset Representations Reviewer to be indemnified from the cash flow that would otherwise be used to pay Noteholders; and

(h) a description of any contractual provisions or understandings regarding the Asset Representation Reviewer’s removal, replacement or resignation and how the expenses associated with changing from one Asset Representations Reviewer to another Asset Representations Reviewer will be paid.

(b) Form 10-K Reporting. As set forth in Exhibit D hereto, no later than March 10 of each year that Transferor is subject to the Exchange Act reporting requirements, each of Transferor, Servicer and Sponsor shall be required to provide to Transferor and Servicer, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by Transferor and such party, an Additional Disclosure Notification in the form of Exhibit E hereto, together with the form and substance of any additional Form 10-K disclosure, if any, applicable to such party as specified on Exhibit D hereto (“Additional Form 10-K Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of such party’s Additional Form 10-K Disclosure on any Form 10-K required by the Exchange Act.

(c) Form 8-K Reporting. As set forth in Exhibit D hereto, for as long as Transferor is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), each of Transferor, Servicer and Sponsor shall be required to provide to Transferor and Servicer, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by Transferor and such party, an Additional Disclosure Notification in the form of Exhibit E hereto, together with the form and substance of the additional Form 8-K disclosure information, if any, applicable to such party as specified on Exhibit D hereto (“Additional Form 8-K Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of such party’s Additional Form 8-K Disclosure on any Form 8-K required by the Exchange Act.

ARTICLE IV

OTHER MATTERS RELATING TO TRANSFEROR

Section 4.01. Liability of Transferor. Transferor shall be liable in accordance herewith to the extent, and only to the extent, of the obligations specifically undertaken by it in its capacity as Transferor hereunder.

Section 4.02. Merger or Consolidation of, or Assumption of the Obligations of, Transferor.

(a) Transferor shall not consolidate with or merge into, or convey or transfer its properties and assets substantially as an entirety to, any other Person, unless:

(i) the corporation formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state, and shall be either (1) a business entity that may not become a debtor in a proceeding under Title 11 of the United States Code or (2) a special-purpose entity, the powers and activities of which shall be limited to the performance of Transferor’s obligations under this Agreement and under the other Transaction Documents and shall expressly assume, by an agreement supplemental hereto, executed and delivered to Indenture Trustee and Owner Trustee, in form satisfactory to Indenture Trustee and Owner Trustee, the performance of every covenant and obligation of Transferor, as applicable hereunder and thereunder, and shall benefit from all the rights granted to Transferor, as applicable hereunder and thereunder. To the extent that any right, covenant or obligation of Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 4.02 to a successor entity, Section 6.01 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity;

(ii) Transferor shall have delivered to Indenture Trustee an Officer’s Certificate signed by a Vice President (or any more senior officer) of Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 4.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding, and enforceable against such surviving entity in accordance with its terms;

(iii) Servicer shall have delivered notice to the Rating Agencies of such consolidation, merger, conveyance or transfer and the Rating Agency Condition shall have been met;

(iv) Transferor shall have delivered to Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto; and

(v) if Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of Issuer in the Receivables, if any.

(b) This Section 4.02 shall not be construed to prohibit or in any way limit Transferor’s ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

(c) The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraphs.

Section 4.03. Limitation on Liability of Transferor. Subject to Section 4.01 and except as provided in Section 4.04, neither Transferor, any Holder of Transferor Interest nor any of the directors, officers, employees or agents of Transferor acting in such capacities shall be under any liability to Issuer, Owner Trustee, the Holders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Transferor pursuant to this Agreement; provided that this provision shall not protect Transferor, any Holder of Transferor Interest or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Transferor and any director, officer, employee or agent of Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Transferor) respecting any matters arising hereunder.

Section 4.04. Transferor Indemnification.

(a) Transferor shall indemnify and hold harmless Issuer, Indenture Trustee and Owner Trustee, and their respective officers, directors, employees and agents (each, an “Indemnified Person”), from and against any loss, liability, expense, damage or injury (i) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Agreement and the other Transaction Documents, or (ii) arising from or incurred in connection with Owner Trustee’s administration of Issuer and the performance of its duties pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that Transferor shall not indemnify any such Indemnified Person if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by such Indemnified Person; and provided, further, that Transferor shall not indemnify Issuer or any Noteholder or Note Owner for any liabilities, costs or expenses with respect to any action taken by Indenture Trustee at the direction of the Noteholders given in accordance with the applicable Transaction Documents, except for any action taken at the request of Noteholders or Note Owners pursuant to Section 2.09 of this Agreement; and provided, further, that Transferor shall not indemnify Issuer or any Noteholder or Note Owner as to any losses, claims or damages incurred by any of them as owners of secured notes, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of secured notes; and provided, further, that Transferor shall not indemnify Issuer or any Noteholder or Note Owner for any liabilities, costs or expenses of Issuer, the Noteholders or the Note Owners arising under any tax law, including, without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by Issuer, the Noteholders or the Note Owners in connection herewith to any taxing authority. Any such indemnifications under this Section 4.04 shall not be payable from the assets of the Issuer and shall be subordinated to the Notes. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

(b) Transferor shall not be liable under this Section 4.04 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an injured party under this Section 4.04 of notice of the commencement of any action or proceeding for which such injured party is entitled to indemnification under this Section 4.04, such injured party will, if a claim in respect thereof is to be made against Transferor under this Section 4.04, notify Transferor of the commencement thereof; but the omission to so notify Transferor (i) will not relieve it from any liability under Section 4.04 unless and to the extent that such failure to notify results in the forfeiture by Transferor, or the material impairment, of substantial rights and defenses and (ii) will not, in any event, relieve Transferor from any obligations to any injured party that are in addition to the indemnification obligation provided in this Section 4.04. If any such action or proceeding is brought that involves any injured party, the injured party shall promptly notify Transferor of the commencement thereof and Transferor will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such injured party; provided, however, that if (x) the use of counsel chosen by Transferor to represent the injured party would present such counsel with a conflict of interest which, if such counsel had been retained, would have required such counsel to withdraw from such representation, (y) the injured party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Transferor or to other indemnified parties, or (z) Transferor shall not have employed counsel satisfactory to the injured party to represent the injured party within a reasonable time after receipt by Transferor of notice of the institution of such action or proceeding, then, in each such case, (1) Transferor shall not have the right to direct the defense of such action on behalf of such injured party or parties, (2) such injured party or parties shall have the right to select separate counsel to defend such action on behalf of such injured party or parties (provided that, if more than one injured party is subject to the circumstances described in clause (y), then, to the extent permitted by the rules of professional conduct applicable to attorneys, all such indemnified parties shall be represented by one such separate counsel) and (3) all costs and expenses of each such injured party in connection with such action or proceeding shall be paid by Transferor pursuant to Section 4.04(a) above. Transferor may settle any claim for which an injured party seeks indemnification under this Section 4.04 so long as (A) Transferor pays the settlement in full and (B) as a result thereof, the injured party is released from all liability under such claim.

(d) After notice from Transferor to such injured party of Transferor’s election so to assume the defense thereof and approval by such injured party of counsel appointed to defend such action, Transferor will not be liable to such injured party under this Section 4.04 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such injured party in connection with the defense thereof, unless (i) the injured party shall have employed separate counsel in accordance with the immediately preceding paragraph or (ii) Transferor has authorized in writing the employment of counsel for the injured party at the expense of Transferor. If Transferor assumes the defense of any such action or proceeding, the injured party shall have the right to employ separate counsel therein, and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne exclusively by such injured party without any right or entitlement to reimbursement by Transferor or its Affiliates except as otherwise provided in the preceding sentence and in the preceding paragraph.

(e) The provisions of this Section 4.04 shall survive the termination of this Agreement and the earlier removal or resignation of the Owner Trustee.

ARTICLE V

OTHER MATTERS RELATING TO SERVICER

Section 5.01. Liability of Servicer. Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer in such capacity herein.

Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, Servicer.

(a) Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the Person formed by such consolidation or into which Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be a national banking association, state banking corporation or other entity organized and existing under the laws of the United States or any of its states that is not subject to the bankruptcy laws of the United States of America and, if Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Owner Trustee and Indenture Trustee in form satisfactory to Owner Trustee and Indenture Trustee, the performance of every covenant and obligation of Servicer hereunder (to the extent that any right, covenant or obligation of Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii) Servicer shall have delivered to Indenture Trustee an Officer’s Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to Servicer and enforceable against such surviving entity in accordance with its terms;

(iii) Servicer shall have delivered notice to the Rating Agencies of such consolidation, merger, conveyance or transfer; and

(iv) either (A) the entity formed by such consolidation or into which Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be an Eligible Servicer (taking into account, in making such determination, the experience and operations of the predecessor Servicer) or (B) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Servicer shall have assumed the obligations of Servicer in accordance with this Agreement.

(b) This Section 5.02 shall not be construed to prohibit or in any way limit Servicer’s ability to effectuate any consolidation or merger pursuant to which Servicer would be the surviving entity.

Section 5.03. Limitation on Liability of Servicer and Others. Except as provided in Section 5.04 and with respect to Indenture Trustee, Section 6.07 of the Indenture, neither Servicer nor any of the directors, officers, employees or agents of Servicer in its capacity as Servicer shall be under any liability to Issuer, Owner Trustee, Indenture Trustee, the Holders, any Enhancement Providers or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided that this provision shall not protect Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

Servicer and any director, officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Servicer) respecting any matters arising hereunder. Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Holders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Holders hereunder. Servicer shall not be liable for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

Section 5.04. Servicer Indemnification.

(a) Servicer shall indemnify and hold harmless Issuer, Owner Trustee and Indenture Trustee, and their respective officers, directors, employees and agents (each, an “Indemnified Person”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of Servicer with respect to activities of Issuer, Indenture Trustee or Owner Trustee pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that Servicer shall not indemnify any such Indemnified Person if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by such Indemnified Person; and provided, further, that Servicer shall not indemnify Issuer or any Noteholder or Note Owner for any liabilities, costs or expenses with respect to any action taken by Indenture Trustee at the direction of the Noteholders given in accordance with the applicable Transaction Documents; and provided, further, that Servicer shall not indemnify Issuer or any Noteholder or Note Owner as to any losses, claims or damages incurred by any of them as owners of secured notes, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of secured notes; and provided, further, that Servicer shall not indemnify Issuer or any Noteholder or Note Owner for any liabilities, costs or expenses of the Issuer, the Noteholders or the Note Owners arising under any tax law, including, without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by Issuer, the Noteholders or the Note Owners in connection herewith to any taxing authority. Any such indemnifications under this Section 5.04 shall not be payable from the assets of Issuer and shall be subordinated to the Notes. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. Servicer shall also indemnify Indenture Trustee as provided in Section 6.07 of the Indenture.

(b) Servicer shall not be liable under this Section 5.04 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an injured party under this Section 5.04 of notice of the commencement of any action or proceeding for which such injured party is entitled to indemnification under this Section 5.04, such injured party will, if a claim in respect thereof is to be made against Servicer under this Section 5.04, notify Servicer of the commencement thereof; but the omission to so notify Servicer (i) will not relieve it from any liability under Section 5.04 unless and to the extent that such failure to notify results in the forfeiture by Servicer, or the material impairment, of substantial rights and defenses and (ii) will not, in any event, relieve Servicer from any obligations to any injured party that are in addition to the indemnification obligation provided in this Section 5.04. If any such action or proceeding is brought that involves any injured party, the injured party shall promptly notify Servicer of the commencement thereof and Servicer will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such injured party; provided, however, that if (x) the use of counsel chosen by Servicer to represent the injured party would present such counsel with a conflict of interest which, if such counsel had been retained, would have required such counsel to withdraw from such representation, (y) the injured party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Servicer or to other indemnified parties, or (z) Servicer shall not have employed counsel satisfactory to the injured party to represent the injured party within a reasonable time after receipt by Servicer of notice of the institution of such action or proceeding, then, in each such case, (1) Servicer shall not have the right to direct the defense of such action on behalf of such injured party or parties, (2) such injured party or parties shall have the right to select separate counsel to defend such action on behalf of such injured party or parties (provided that, if more than one injured party is subject to the circumstances described in clause (y), then, to the extent permitted by the rules of professional conduct applicable to attorneys, all such indemnified parties shall be represented by one such separate counsel) and (3) all costs and expenses of each such injured party in connection with such action or proceeding shall be paid by Servicer pursuant to Section 5.04(a) above. Servicer may settle any claim for which an injured party seeks indemnification under this Section 5.04 so long as (A) Servicer pays the settlement in full and (B) as a result thereof, the injured party is released from all liability under such claim.

(d) After notice from Servicer to such injured party of Servicer’s election so to assume the defense thereof and approval by such injured party of counsel appointed to defend such action, Servicer will not be liable to such injured party under this Section 5.04 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such injured party in connection with the defense thereof, unless (i) the injured party shall have employed separate counsel in accordance with the immediately preceding paragraph or (ii) Servicer has authorized in writing the employment of counsel for the injured party at the expense of Servicer. If Servicer assumes the defense of any such action or proceeding, the injured party shall have the right to employ separate counsel therein, and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne exclusively by such injured party without any right or entitlement to reimbursement by Servicer or its Affiliates except as otherwise provided in the preceding sentence and in the preceding paragraph.

(e) The provisions of this Section 5.04 shall survive the termination of this Agreement and the earlier removal or resignation of the Owner Trustee.

Section 5.05. Servicer Not To Resign. Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) as may be required, in connection with Servicer’s consolidation with, or merger into any other corporation or Servicer’s conveyance or transfer of its properties and assets substantially as an entirety to any person in each case, in accordance with Section 5.02. Any such determination permitting the resignation of Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to Indenture Trustee. No such resignation shall become effective until Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 7.02 hereof. If Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, Indenture Trustee shall (i) serve as Successor Servicer hereunder until such time as a Successor Servicer shall have been appointed and assumed the obligations of Servicer in accordance with Section 7.02 hereunder or (ii) if Indenture Trustee is legally unable so to act, petition a court of competent jurisdiction to appoint a Successor Servicer in accordance with Section 7.02 such that the appointment is made within the 120-day period.

Section 5.06. Access to Certain Documentation and Information Regarding the Receivables. Servicer shall provide to Indenture Trustee access to the documentation regarding the Accounts and the Receivables in such cases where Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to Servicer’s normal security and confidentiality procedures and (d) at offices designated by Servicer. Nothing in this Section 5.06 shall derogate from the obligation of FNBO, Transferor, Indenture Trustee and Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access as provided in this Section 5.06 as a result of such obligation shall not constitute a breach of this Section 5.06.

Section 5.07. Delegation of Duties. It is understood and agreed by the parties hereto that Servicer may delegate certain of its duties hereunder to any Affiliate which is wholly owned by Servicer or its parent, First National of Nebraska, Inc. In the ordinary course of business, Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Any such delegations shall not relieve Servicer of its liability and responsibility with respect to such duties and shall not constitute a resignation within the meaning of Section 5.05 hereof. If any such delegation is to a party other than an Affiliate, as permitted above, notification thereof shall be given to each Rating Agency, Indenture Trustee and each Enhancement Provider entitled therefrom pursuant to the applicable Indenture Supplement.

Section 5.08. Examination of Records. Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to Issuer pursuant to this Agreement. Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

ARTICLE VI

INSOLVENCY EVENTS

Section 6.01. Rights upon the Occurrence of an Insolvency Event. If an Insolvency Event occurs with respect to Transferor, FNBO or any Holder of Transferor Interest (excluding any Supplemental Interest), Transferor shall on the day any such event occurs, immediately cease to transfer Principal Receivables to Issuer and shall promptly give notice to Indenture Trustee, Owner Trustee and the Rating Agencies thereof. Notwithstanding any cessation of the transfer to Issuer of additional Principal Receivables, Principal Receivables transferred to Issuer prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be property of Issuer.

ARTICLE VII

SERVICER DEFAULTS

Section 7.01. Servicer Defaults. If any one of the following events (subject to the last paragraph of this Section 7.01, a “Servicer Default”) shall occur and be continuing:

(a) any failure by Servicer to make any payment, transfer or deposit or to give instructions or notice to Indenture Trustee pursuant to Article VIII of the Indenture (as modified by any Indenture Supplement) or to instruct Indenture Trustee to make any required drawing, withdrawal or payment under any Enhancement on or before the later of (i) the date occurring 10 Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement or (ii) three Business Days after written notice of such failure shall have been given to Servicer;

(b) failure on the part of Servicer duly to observe or perform in any respect any other covenants or agreements of Servicer set forth in this Agreement which has a material adverse effect on the Noteholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of any Series adversely affected thereby and continues to materially adversely affect such Holders for such period; or Servicer shall delegate its duties under this Agreement, except as permitted by Section 5.07;

(c) any representation, warranty or certification made by Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of any Series adversely affected thereby and continues to materially adversely affect such Holders for such period; or

(d) Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e) with respect to any Series, any other event specified in the Indenture Supplement for such Series,

then, so long as such Servicer Default shall not have been remedied or waived, either Indenture Trustee, or the Majority Holders of all outstanding Series, by notice then given in writing to Servicer (and to Indenture Trustee if given by the Majority Holders) and to any Enhancement Provider entitled thereto pursuant to the applicable Indenture Supplement (a “Termination Notice”), may terminate all of the rights and obligations (other than unsatisfied obligations for acts or omissions during its tenure as Servicer) of Servicer as Servicer under this Agreement. Upon Indenture Trustee’s receipt of notice, or actual knowledge of a Responsible Officer of Indenture Trustee, of the occurrence of a Servicer Default, Indenture Trustee shall promptly notify each Rating Agency of such Servicer Default.

After receipt by Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by Indenture Trustee pursuant to Section 7.02, all authority and power of Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”); and, without limitation, Indenture Trustee is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. Servicer agrees to cooperate with Indenture Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder including the transfer to the Successor Servicer of all authority of Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which have been deposited by Servicer, in the Collection Account or any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to Issuer. Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 7.01 shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as Servicer shall deem necessary to protect its interests. Servicer shall, on the date of any Service Transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer. Servicer being terminated shall bear all costs of a Service Transfer, including but not limited to those of Indenture Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary.

Notwithstanding the foregoing, any delay in or failure of performance referred to in Section 7.01(a) for a period of ten Business Days or under Section 7.01(b) or (c) for a period of 60 days (in addition to any period provided in Section 7.01(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional ten Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornados, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve Servicer from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and Servicer shall provide Indenture Trustee, each Rating Agency, any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement and Transferor with an Officer’s Certificate giving immediate notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to so perform its obligations.

Section 7.02. Indenture Trustee to Act; Appointment of Successor.

(a) On and after the receipt by Servicer of a Termination Notice pursuant to Section 7.01, Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by Indenture Trustee or until a date mutually agreed upon by Servicer and Indenture Trustee; however, the parties acknowledge and agree that the Indenture Trustee will not be obligated to designate or agree to a date prior to the date on which a Successor Servicer appointed in accordance with this Section 7.02 is willing to accept its appointment. Indenture Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to Indenture Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Indenture Trustee may delegate any of its servicing obligations to an Affiliate of Indenture Trustee or agent in accordance with Section 3.01(b) and 5.07. Notwithstanding the foregoing, Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint an Eligible Servicer as the Successor Servicer hereunder. Indenture Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the applicable Indenture Supplement upon the appointment of a Successor Servicer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities (except for liabilities arising during the period of time when the prior Servicer was performing and acting as Servicer) relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Agreement to Servicer shall be deemed to refer to the Successor Servicer.

(c) In connection with any Termination Notice, Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Monthly Servicing Fees for all Series; provided, however, that the Holder of Transferor Interest shall be responsible for payment of the portion of such aggregate Monthly Servicing Fees allocable to the Holder of Transferor Interest and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Monthly Servicing Fees. Each Holder of Transferor Interest agrees that, if FNBO (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that Holders of Transferor Interest are entitled to receive pursuant to this Agreement or any Indenture Supplement shall be reduced by an amount sufficient to pay their share (determined by reference to the Indenture Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

(d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of Issuer pursuant to the Trust Agreement and shall pass to and be vested in Transferor and, Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Transferor in such electronic form as Transferor may reasonably request and shall transfer all other records, correspondence and documents to Transferor in the manner and at such times as Transferor shall reasonably request. To the extent that compliance with this Section 7.02 shall require the Successor Servicer to disclose to Transferor information of any kind which the Successor Servicer deems to be confidential, Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

(e) Nothing in this Agreement shall be construed to require any Successor Servicer to assume or succeed to any duty or obligation of Transferor.

Section 7.03. Notification to Noteholders. Within two Business Days after Servicer becomes aware of any Servicer Default, Servicer shall give notice thereof to Indenture Trustee, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement. Promptly after receipt of such notice, Indenture Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to Section 5.05 or this Article VII, Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register and to any Enhancement Provider entitled thereto under the applicable Indenture Supplement.

ARTICLE VIII

TERMINATION

Section 8.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of Issuer, Transferor and Servicer under this Agreement shall terminate, except with respect to the duties described in Section 5.04, on the Trust Termination Date.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment; Waiver of Past Defaults.

(a) This Agreement may be amended from time to time by Servicer, Transferor and Issuer, without the consent of any of Indenture Trustee or any Noteholder to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders. Additionally, this Agreement may be amended from time to time by Servicer, Transferor and Issuer by a written instrument signed by each of them, without the consent of Indenture Trustee or any of the Noteholders; provided that (i) Transferor shall have delivered to Indenture Trustee and Owner Trustee an Officer’s Certificate, dated the date of any such Amendment, stating that Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by Servicer and Issuer at the direction of Transferor without the consent of Indenture Trustee or any of the Noteholders or Enhancement Providers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to avoid the imposition of state or local income or franchise taxes imposed on Issuer’s property or its income; provided, however, that (1) Transferor delivers to Indenture Trustee and Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section, (2) the Rating Agency Condition has been satisfied and (3) such amendment does not affect the rights, duties or obligations of Indenture Trustee (including Indenture Trustee in its role as Successor Servicer) or Owner Trustee hereunder.

(b) This Agreement may also be amended from time to time by Servicer, Transferor and Issuer, with the consent of the Noteholders holding more than 66 2⁄3% of the Outstanding Amount of the Notes of each Series affected thereby for which Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each affected Noteholder.

(c) Promptly after the execution of any such amendment or consent, Issuer shall furnish notification of the substance of such amendment to Indenture Trustee and each Noteholder, and Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Enhancement Provider.

(d) It shall not be necessary for the consent of Noteholders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as Indenture Trustee may prescribe.

(e) Notwithstanding anything in this Section 9.01 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

(f) Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 9.01.

(g) The Noteholders holding 66-2/3% or more of the Outstanding Amount of the Notes of each Series adversely affected by a default by Transferor or Servicer in the performance of their obligations hereunder may, on behalf of all Noteholders, waive any such default and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed, which requires the consent of all Noteholders of each Series adversely affected by that default. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Upon the occurrence of any such waiver, Indenture Trustee shall promptly notify each Rating Agency of such waiver.

(h) Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee’s rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, Owner Trustee shall be entitled to receive the Opinion of Counsel described in Section 9.02(d).

(i) This Agreement may not be amended to add an additional Transferor unless the Rating Agency Condition shall have been satisfied with respect to such amendment.

Section 9.02. Protection of Right, Title and Interest to Issuer.

(a) Servicer shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering Indenture Trustee’s and Issuer’s right, title and interest to Issuer to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of Issuer hereunder, and of Indenture Trustee and Noteholders under the Indenture, to all property comprising the Trust Assets. Servicer shall deliver to Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Transferor shall cooperate fully with Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b) Within thirty (30) days after Transferor makes any change in its name, identity or organizational structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of the UCC, Transferor shall give Issuer and Indenture Trustee notice of any such change, and Servicer shall file such financing statements or amendments as may be necessary to continue the perfection of Issuer’s security interest or ownership interest in the Receivables and the proceeds thereof.

(c) Each of Transferor and Servicer shall give Indenture Trustee prompt notice of any relocation of its chief principal executive office or any change in the jurisdiction under whose laws it is organized and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and Servicer shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of Issuer’s security interest in the Receivables and the proceeds thereof. Each of Transferor and Servicer shall at all times maintain its chief principal executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

(d) Transferor shall deliver to Indenture Trustee, Owner Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit A; (ii) on each Addition Date on which any Additional Accounts are to be designated as Accounts pursuant to Section 2.08(a) or (b), an Opinion of Counsel substantially in the form of Exhibit F; and (iii) on or before March 31 of each year, an Opinion of Counsel substantially in the form of Exhibit G.

Section 9.03. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04. Notices; Payments.

(a) All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by first class mail, postage prepaid, or sent by facsimile transmission to (i) in the case of Transferor and Servicer, to First National Bank of Omaha, 1620 Dodge Street, Stop Code 3395, Omaha, Nebraska 68197–3395, Attention: President (in the case of the Transferor) or Treasurer (in the case of the Servicer), Facsimile Number: (402) 602-3199; (ii) in the case of Issuer or Owner Trustee, to the Corporate Trust Office, with a copy to the Administrator, (iii) in the case of the Rating Agency for a particular Series, to the mailing address or e-mail address as may be provided by such Rating Agency, and (iv) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

(b) Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice.

Section 9.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement or of the Notes or the rights of the Noteholders.

Section 9.06. Further Assurances. Transferor and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Owner Trustee and Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 9.07. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Owner Trustee, Indenture Trustee, the Noteholders or any Enhancement Provider, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.08. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.09. Third-party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, Indenture Trustee, the Noteholders, each Indemnified Person and any Enhancement Provider. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 9.10. Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b) Any Notice, request, authorization, direction, consent, waiver or other act by the Noteholder shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Issuer, Owner Trustee, Transferor or Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 9.11. Rule 144A Information. For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of Transferor, Owner Trustee, Indenture Trustee, Servicer and any Enhancement Provider agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 9.12. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.13. No Bankruptcy Petition. Each of Issuer (with respect to Transferor only), Servicer, each Enhancement Provider, if any, and each Holder of a Supplemental Interest and Transferor (with respect to Issuer only) severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against Issuer or Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law or, in the case of Transferor, direct Owner Trustee to take any such action with respect to the Note Trust. Nothing in this Section 9.13 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (a) any case or proceeding with respect to Issuer or Transferor voluntarily filed or commenced by or on behalf of Issuer or Transferor, respectively, under or pursuant to any such law or (b) any involuntary case or proceeding pertaining to Issuer or Transferor, as applicable under or pursuant to any such law.

Section 9.14. Rights of Indenture Trustee. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

Section 9.15. Rights of Owner Trustee. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by Wilmington Trust Company, not individually but solely and exclusively in its capacity as Owner Trustee on behalf of First National Master Note Trust for the purpose and with the intention of binding First National Master Note Trust. No obligations or liabilities hereunder shall run against Wilmington Trust Company in its individual capacity or against its properties or assets.

Section 9.16. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by Servicer without the prior consent of the Majority Holders of each Series. Upon any such assignment, Servicer shall give prior written notice to each Rating Agency for outstanding Notes that has provided its rating at Transferor’s request.

Section 9.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE X

COMPLIANCE WITH REGULATION AB

Section 10.01. Intent of Parties; Reasonableness. Transferor, Servicer and Issuer acknowledge and agree that the purpose of this Article X is to facilitate compliance by Transferor with the provisions of Regulation AB and the related rules and regulations of the Commission. Transferor shall not exercise its right to request delivery of information or other performance under the provisions other than in good faith, or for the purposes other than Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Servicer agrees to cooperate in good faith with any reasonable request by Transferor for information regarding Servicer which is required in order for Transferor to comply with the provisions of Regulation AB as it relates to Servicer or to Servicer’s obligations under this Agreement or any Supplement.

Section 10.02. Additional Representations and Warranties of Servicer. Servicer shall be deemed to represent to Transferor, as of the date on which information is provided to Transferor under Section 10.03 below, that except as disclosed in writing to Transferor prior to such date to the best of its knowledge: (a) Servicer is not aware and has not received notice that any default, early amortization or other performing triggering event has occurred as to any other securitization due to any act or failure to act of Servicer; (b) Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (c) no material noncompliance with any applicable servicing criteria with respect to other securitizations of credit card receivables involving Servicer as servicer has been disclosed or reported by Servicer; (d) no material changes to Servicer’s policies and procedures with respect to the servicing function it will perform under this Agreement and any Supplement have occurred during the three-year period immediately preceding the related Securitization Transaction; (e) there are no aspects of Servicer’s financial condition that could have a material adverse effect on the performance by Servicer of its servicing obligations under this Agreement or any Supplement; and (f) there are no material legal or government proceedings pending (or known to be contemplated) against Servicer, any subservicer or any unaffiliated third-party originator of Receivables.

Section 10.03. Information to be Provided by Servicer. In connection with any Securitization Transaction, Servicer shall (i) within five (5) Business Days following request by Transferor, provide to Transferor, in writing, the information specified in this Section and (ii) as promptly as practicable following notice to or discovery by Servicer of any changes to such information, provide to Transferor, in writing, such updated information.

(a) If so requested by Transferor, Servicer shall provide to Transferor such information regarding Servicer and each subservicer (each of Servicer and each subservicer, for the purposes of this subsection 10.03(a), a “Servicing Party”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(i) the Servicing Party’s name and form of organization;

(ii) a description of how long the Servicing Party has been servicing credit card receivables a description of how long the Servicing Party has been servicing credit card receivables; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Supplement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(A) whether any prior securitizations of credit card receivables involving the Servicing Party defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(B) the extent of outsourcing the Servicing Party utilizes;

(C) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(D) whether the Servicing Party has been terminated as servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(E) such other information as Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under this Agreement;

(iv) information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under this Agreement;

(v) description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(vi) a description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

(vii) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement and any Indenture Supplement, commencing with the first such report due not less than ten (10) Business Days following such request.

IN WITNESS WHEREOF, Transferor, Servicer and Issuer have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

FIRST NATIONAL FUNDING LLC, as Transferor

		By:	First National Funding Corporation,
its Managing Member

		By	/s/ Karlyn M. Knieriem
		Name	Karlyn M. Knieriem
		Title	Senior Vice President

FIRST NATIONAL BANK OF OMAHA, as Servicer

		By	/s/ Timothy D. Hart
		Name	Timothy D. Hart
		Title	Senior Vice President and Treasurer

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

		By	Wilmington Trust Company, not in its
individual capacity but solely as Owner
Trustee on behalf of Issuer

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION		By	/s/ Dorri Costello
not in its individual capacity but		Name	Dorri Costello
solely as Indenture Trustee		Title	Vice President

By	/s/ Tamara Schultz-Fugh
Name	Tamara Schultz-Fugh
Title	Vice President

FIRST AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT SIGNATURE PAGE

EXHIBIT A

PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

(i) The Amendment to the Second Amended and Restated Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) has been duly authorized, executed and delivered by Transferor and Servicer and constitutes the legal, valid and binding agreement of Transferor and Servicer, respectively, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors’ rights generally or the rights of creditors of national banking associations. The enforceability of the respective obligations of Transferor and Servicer is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The Amendment has been entered into in accordance with the terms and provisions of Section 9.01 of the Transfer and Servicing Agreement.

EXHIBIT B

FORM OF ASSIGNMENT OF RECEIVABLES

IN ADDITIONAL ACCOUNTS

(As required by Section 2.06 of the Second Amended and Restated

Transfer and Servicing Agreement)

ASSIGNMENT No.          OF RECEIVABLES IN ADDITIONAL ACCOUNTS (this “Assignment”) dated as of                     , by and among FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as Transferor (the “Transferor”), FIRST NATIONAL BANK OF OMAHA, a national banking association, as Servicer (the “Servicer”) and FIRST NATIONAL MASTER NOTE TRUST (the “Issuer”), pursuant to the Second Amended and Restated Transfer and Servicing Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Transferor, Servicer and Issuer are parties to the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016 (as it may be amended and supplemented from time to time the “Agreement”); and

WHEREAS, pursuant to the Agreement, Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to Issuer (as each such term is defined in the Agreement); and

WHEREAS, Issuer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Transferor, Servicer and Issuer hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Accounts designated hereby, [            ], 20[    ].

“Notice Date” shall mean, with respect to the Additional Accounts designated hereby, [            ], 20[    ] (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to Section 2.06(a) of the Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to Section 2.06(b) of the Agreement).

2. Designation of Additional Accounts. Transferor shall deliver to Issuer not later than five Business Days after the Addition Date, a true and complete list of each MasterCard and VISA account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date, which list may take the form of a computer file or tape, hard copy, compact disc or other tangible medium that is acceptable to Transferor and Issuer. Such list shall be delivered five Business Days after the date of this Assignment and shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment and shall supplement Schedule 1 to the Agreement as required by Section 2.01(c) of the Agreement.

3. Conveyance of Receivables.

(a)	Transferor does hereby transfer, assign, set-over and otherwise convey to Issuer, without recourse, except as set forth in the Agreement, on and after the Addition Date, all right, title and interest of Transferor in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby[, all monies due or to become due and all amounts received or receivable with respect thereto and the proceeds thereof,] (including all Finance Charge Receivables) and all proceeds of such Receivables and Insurance Proceeds and Recoveries relating thereto. The foregoing does not constitute and is not intended to result in the creation or assumption by Issuer, Owner Trustee, Indenture Trustee, any Noteholders or any Enhancement Provider of any obligation of Servicer, Transferor, the Credit Card Originator or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers.

(b)	In connection with such transfer, Servicer agrees to record and file, at its own expense, a financing statement (and continuation statements, when applicable) with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in Section 9-102 of the UCC meeting the requirements of applicable law in such manner and such jurisdiction as are necessary to perfect, and maintain the perfection of, the assignment of such Receivables to Issuer, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to Indenture Trustee on or prior to the date of the Assignment.

(c)	In connection with such transfer, Servicer further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to Issuer pursuant to the Agreement and this Assignment.

(d)

The parties intend that the transfer shall be deemed to be a sale, but if, and to the extent that, such transfer is not deemed to be a sale, Transferor shall be deemed hereunder to have granted, and does hereby so grant, to Issuer a first priority perfected security interest in all of Transferor’s right, title and interest in, and under the Receivables now existing and hereafter created and arising in connection with the Additional Accounts, all payments on such Receivables received after the Addition Date, all Insurance Proceeds relating thereto and all proceeds thereof (including Recoveries) and this Assignment shall constitute a security agreement under applicable law.

4. Acceptance by Issuer. Issuer hereby acknowledges its acceptance of all right, title and interest in and to the Receivables now existing and hereafter created, conveyed to it by Transferor pursuant to Section 3(a) of this Assignment.

5. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Issuer as of the Addition Date:

(a)	Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b)	Eligibility of Accounts and Receivables. Each Additional Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

(c)	Selection Procedures. No selection procedures believed by Transferor to be materially adverse to the interests of Issuer or the Noteholders were utilized in selecting the Additional Accounts designated hereby from the available [Financial Institutions Accounts] [Accounts owned by FNBO] constituting Eligible Accounts [and in connection with its acquisition of Financial Institution Accounts added to the Trust, FNBO has conducted a due diligence review of the accounts of each selling third-party financial institution, including a review of its origination policies and a review of a random sample of its recently processed account applications. Based on such diligence reviews, such Financial Institution Accounts were originated under origination policies which FNBO has deemed to be acceptable.]

(d)	Insolvency. Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent. No Insolvency Event with respect for FNBO or Transferor has occurred, and the transfer pursuant to Section 3(a) has not been made in contemplation of the occurrence thereof.

(e)

Security Interest. This Assignment constitutes either (A) a valid transfer and assignment to Issuer of all right, title and interest of Transferor in and to the Receivables existing and hereafter created in the Additional Accounts, and all proceeds (as defined in the UCC) of such Receivables and Insurance Proceeds relating thereto [and all monies due or to become due and all amounts received with respect thereto and the proceeds thereof] and such Receivables[, monies and amounts received or receivable] and all proceeds thereof and Insurance Proceeds relating thereto will be held by Issuer free and clear of any Lien, except for (1) Liens permitted under subsection 2.05(b) of the Agreement, (2) the interest of the Holder of Transferor Interest and (3) Servicer’s right, if any, to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Collection Account, the Principal Account, or any Series Account as provided in the Indenture and any related Indenture Supplement or (B) a grant of a first priority security interest (as defined in the UCC) in such property to Issuer, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto upon the execution and delivery of this Assignment, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto, upon such creation;

(f)	Required Rating Agency Representations. To the extent this Assignment constitutes a grant of a security interest, with respect to existing Receivables in the Additional Accounts:

(i)	This Assignment creates a valid and continuing security interest (as defined in the UCC) in such Receivables and proceeds thereof and Insurance Proceeds relating thereto in favor of Issuer, which security interest is prior to all other Liens (except Liens permitted under Subsection 2.05(b) of the Agreement), and is enforceable as such as against creditors of and purchasers from Transferor;

(ii)	Such Receivables constitute “accounts” within the meaning of the UCC;

(iii)	Transferor owns and has good and marketable title to such Receivables free and clear of any Lien, claim or encumbrance of any Person (except Liens permitted under Subsection 2.05(b) of the Agreement);

(iv)	Transferor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Receivables granted to Issuer hereunder;

(v)	Other than the security interest granted to Issuer pursuant to this Assignment, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of such Receivables and has not authorized the filing of and is not aware of any financing statements against Transferor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to Issuer hereunder or (ii) that has been terminated and Transferor is not aware of any judgment or tax lien filings against Transferor;

(vi)	The representations made in clauses (i) through (v) above will be true with respect to Receivables hereafter created in respect of Additional Accounts designated hereby upon such creation; and

(vii)	Transferor confirms and agrees that the foregoing representations and warranties shall survive the execution and delivery of this Assignment and that any breach thereof may not be waived without prior written confirmation from each Rating Agency that none of its ratings on outstanding Notes or related commercial paper shall be adversely affected by such waiver.

(g)	Rapid Amortization Event. Transferor reasonably believes that the addition of the Receivables arising in the Additional Accounts will not, based on the facts known to Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series.

(h)	No Conflict. The execution and delivery by Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to Transferor, will not conflict with or violate any Requirements of Law applicable to Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or its properties are bound.

(i)	No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of Issuer under the federal, or applicable state income or franchise tax systems.

(j)	All Consents. All authorizations, consents, orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by Transferor in connection with the execution and delivery of this Assignment by Transferor and the performance of the transactions contemplated by this Assignment by Transferor, have been obtained.

6. Conditions Precedent. The acceptance by Issuer set forth in Section 4 and the amendment of the Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

(a)	Officer’s Certificate. Transferor shall have delivered to Issuer and Indenture Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.06 of the Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by Transferor in Section 5 is true and correct as of the Addition Date. Issuer and Indenture Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

(b)	Opinion of Counsel. Transferor shall have delivered to Issuer and Indenture Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit F to the Agreement.

(c)	Additional Information. Transferor shall have delivered to Issuer and Indenture Trustee such information as was reasonably requested by either of Issuer or Indenture Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Assignment.

7. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to the “First Amended and Restated Transfer and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

8. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to its conflict of law provisions.

10. Rights of Owner Trustee. Each of the parties hereto acknowledges and agrees that this Assignment is being executed and delivered by Wilmington Trust Company, not individually but solely and exclusively in its capacity as Owner Trustee on behalf of First National Master Note Trust for the purpose and with the intention of binding First National Master Note Trust. No obligations or liabilities hereunder shall run against Wilmington Trust Company in its individual capacity or against its properties or assets.

11. Instruction to Owner Trustee. The Transferor hereby instructs the Owner Trustee to execute this Assignment on behalf of the Trust.

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

FIRST NATIONAL FUNDING LLC,
Transferor

By:	First National Funding Corporation,
its Managing Member

By
Name
Title

FIRST NATIONAL BANK OF OMAHA,
Servicer

By
Name
Title

FIRST NATIONAL MASTER NOTE TRUST,
Issuer

By	Wilmington Trust Company, not in its
individual capacity but solely on behalf
of Issuer

By
Name
Title

Schedule 1

to Assignment of Receivables

in Additional Accounts

ACCOUNT SCHEDULE

(ADDITIONAL ACCOUNTS)

List to be delivered separately.

Schedule 2

to Assignment of Receivables

in Additional Accounts

OFFICER’S CERTIFICATE

(Officer’s Certificate Of Transferor)

All requirements set forth in Section 2.06 of the Second Amended and Restated Transfer and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by Transferor in Section 5 of the Assignment is true and correct as of the Addition Date.

EXHIBIT C-1

FORM OF

SERVICER COMPLIANCE CERTIFICATE

PURSUANT TO ITEM 1123 OF REGULATION AB UNDER

THE SECURITIES EXCHANGE ACT OF 1934

Re: First National Master Note Trust	Date:

The undersigned, a duly authorized representative of First National Bank of Omaha (the “Servicer”), pursuant to Item 1123 of Regulation AB and Section 3.05(a) of the Second Amended and Restated Transfer and Servicing Agreement dated as of September 23, 2016, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and First National Master Note Trust, as Issuer, as amended (the “Transfer and Servicing Agreement”), does hereby certify that:

1. A review of the activities of the Servicer from [            , 20    ] through December 31, [20    ] (the “Reporting Period”) and of its performance under the Transfer and Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on my review, the Servicer has fulfilled all of its obligations under the Transfer and Servicing Agreement in all material respects throughout the Reporting Period [except as described below:].

IN WITNESS WHEREOF, I have signed this certificate this      day of [            , 20    ].

FIRST NATIONAL BANK OF OMAHA, as Servicer

By
Name
Title

EXHIBIT C-2

FORM OF

REPORT ON COMPLIANCE WITH SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB UNDER

THE SECURITIES EXCHANGE ACT OF 1934

Re: First National Master Note Trust	Date:

The undersigned, a duly authorized representative of First National Bank of Omaha (the “Servicer”), hereby certifies as follows:

(1) The Servicer is responsible for assessing its compliance with the servicing criteria set forth in 17 C.F.R. § 229.1122(d) (“Item 1122(d) of Regulation AB”) as set forth on Schedule I attached hereto, except for servicing criteria [specify sections of Item 1122(d) of Regulation AB that do not apply] (the “Applicable Servicing Criteria”), which the Servicer has determined are inapplicable to the activities it performs with respect to the credit-card asset backed securities transactions being serviced, as of and for the year ended December 31, [20    ] relating to:

•	the servicing of credit card asset-backed securities transactions issued by First National Master Note Trust;

•	[ ]; and

•	[ ]

(2) The Servicer used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the Applicable Servicing Criteria;

(3) The Servicer is in compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20    ] in all material respects [except as described below:]; and

(4) [Name of Accountant], an independent registered public accounting firm, has issued an attestation report on our assessment of compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20    ], a copy of which is attached hereto as Exhibit A.

FIRST NATIONAL BANK OF OMAHA, as Servicer

By
Name
Title

EXHIBIT A

ACCOUNTANT’S ATTESTATION REPORT

EXHIBIT D

FORM 10-D, FORM 10-K AND FORM 8-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to Transferor pursuant to the Transfer and Servicing Agreement or Master Indenture, as applicable.

Under Item 1 of Form 10-D: a) items marked “monthly statement” are required to be included in the periodic Monthly Report to Noteholders under Section 5.03 of the applicable Indenture Supplement provided by Indenture Trustee based on information received from the Servicer and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statement, provided by the party indicated under the Transfer and Servicing Agreement or Master Indenture, as applicable. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
10-D

	1A	Distribution and Pool Performance Information

Item 1121(a) – Distribution and Pool Performance Information

		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual Distribution Dates for the distribution period.	X (monthly statement)

		(2) Cash flows received and the sources thereof for distributions, fees and expenses (including portfolio yield).	X (monthly statement)

		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	X (monthly statement)

		(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.		X (to the extent there is any Enhance-ment)

		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	X (monthly statement)

		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	X (monthly statement)

		(4) Beginning and ending principal balances of the asset-backed securities.	X (monthly statement)

		(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable.	X (monthly statement)

		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
		(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.		X (to the extent there is any Enhance-ment)

		(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.	X (monthly statement)

		(9) Delinquency and loss information for the period. Present historical delinquency information and loss information in accordance with Item 1100(b) of Regulation AB through no less than 120 days.	X (monthly statement)

		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X (monthly statement)

		(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.	X (to the extent any advances have been made)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X (monthly statement)

		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X (monthly statement)

		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	X (monthly statement)

		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
		Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.	X (monthly statement)

	1B	Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	X (monthly statement, material changes to pool assets, if any)	X (changes to Originators and Significant Obligors, if any)

	1C	Item 1121(d) Asset Review

(1) If during the distribution period a review of the underlying assets for compliance with the representations and warranties on the underlying assets is required, provide the following information, as applicable:

		(i) A description of the event(s) that triggered the review during the distribution period; and	X (monthly statement)

		(ii) If the asset representations reviewer provided to the trustee during the distribution period a report of the findings and conclusions of the review, a summary of the report.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
		(2) Change in asset representations reviewer. If during the distribution period an asset representation reviewer has resigned or has been removed, replaced or substituted, of if a new asset representations reviewer has been appointed, state the date the event occurred and the circumstances surrounding the change. If a new asset representations reviewer has been appointed, provide the disclosure required by Item 1109(b), as applicable, regarding such asset representations reviewer.	X (monthly statement)

	1D	Item 1121(e) Investor Communications

		Disclose any request received from an investor to communicate with other investors during the reporting period received by the party responsible for making the Form 10-D filings on or before the end of a distribution period. The disclosure regarding the request to communicate is required to include the name of the investor making the request, the date the request was received, a statement to the effect that the party responsible for filing the Form 10-D has received a request from such investor, stating that such investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction agreements, and a description of the method by which other investors may contact the requesting investor.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
	2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Noteholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)			X

		Transferor		X

		Indenture Trustee				X

		Issuer		X

		Servicer or other servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

		Originator of 20% or more of pool assets as of the Cut-off Date		X

	3	Sales of Securities and Use of Proceeds

		Provide the information required by Part II, Item 2 of Form 10-Q. Regarding information from Item 2(a) of Part II of Form 10-Q:		X

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered. Also provide the information required by Item 1113(e) of Regulation AB.

	4	Defaults Upon Senior Securities

		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)		X

	5	Submission of Matters to a Vote of Security Holders

		Information from Item 5.07 of Form 8-K.				X

	6	Significant Obligors of Pool Assets

Item 1112(b) – Significant Obligor Financial Information*

*  This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

			X	X

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
	7	Sponsor Interest in the Securities

		Item 1124—Sponsor Interest in the Securities. Provide the required information about any material change in the sponsor’s or an affiliate’s interest in the securities resulting from the purchase, sale or other acquisition or disposition of the securities by sponsor or an affiliate, during period covered by the report.			X (monthly statement

	8	Significant Enhancement Provider Information			X (monthly statement)

		Item 1114(b)(2) – Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold	X (to the extent there is an Enhance-ment Provider)	X (to the extent there is an Enhance-ment Provider)

		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference	X (to the extent there is an Enhance-ment Provider)	X (to the extent there is an Enhance-ment Provider)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
Item 1115(b) – Derivative Counterparty Financial Information*

		Determining current maximum probable exposure	X (to the extent there is a Derivative Counter-party)	X (to the extent there is a Derivative Counter-party)

		Determining current significance percentage	X (to the extent there is a Derivative Counter-party)	X (to the extent there is a Derivative Counter-party)

Notifying the applicable party of the need to request required financial information or effecting incorporation by reference

*  This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

			X (to the extent there is a Derivative Counter-party)	X (to the extent there is a Derivative Counter-party)

	9	Other Information

		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K as indicated below.

	10	Exhibits

		Distribution report	X

		Exhibits required by Item 601 of Regulation S-K, such as material agreements		X

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
10-K	Must be filed within 90 days of the fiscal year end for the registrant.

	9B	Other Information

		Disclose any information required to be reported on Form 8-K during the period since the last required distribution report on Form 10-D.	The Responsible Party for the applicable Form 8-K as indicated above

	15	Exhibits and Financial Statement Schedules

		Item 1112(b) – Significant Obligor Financial Information	X (to the extent there are any Signifi-cant Obligors)	X (to the extent there are any Significant Obligors)

Item 1114(b)(2) – Credit Enhancement Provider

		Determining applicable disclosure threshold	X (to the extent there is an Enhance-ment Provider)	X (to the extent there is an Enhance-ment Provider)

		Requesting required financial information or effecting incorporation by reference	X (to the extent there is an Enhance-ment Provider)	X (to the extent there is an Enhance-ment Provider)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
Item 1115(b) – Derivative Counterparty Financial Information

		Determining current maximum probable exposure	X (to the extent there is a Derivative Counter-party)	X (to the extent there is a Derivative Counter-party)

		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference	X (to the extent there is a Derivative Counter-party)	X (to the extent there is a Derivative Counter-party)

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificate holders, including proceedings known to be contemplated by governmental authorities:

		Sponsor			X

		Transferor		X

		Indenture Trustee				X

		Issuer		X

		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
		Originator of 20% or more of pool assets as of the Cut-off Date		X

Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Noteholders:

		Sponsor			X

		Transferor		X

		Indenture Trustee				X

		Servicer or other servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

		Originator		X

		Credit Enhancer/Support Provider		X (to the extent there is a Credit Enhancer/ Support Provider)

		Significant Obligor	X	X

		Asset Representations Reviewer	X	X	X	X

		Item 1122 – Assessment of Compliance with Servicing Criteria	X			X

		Item 1123 – Servicer Compliance Statement	X

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

Item 1124— Sponsor interest in the Securities

Provide the required information about any material change in the sponsor’s or an affiliate’s interest in the securities resulting from the purchase, sale or other acquisition or disposition of the securities by sponsor or an affiliate, during period covered by the report.

X

ADDITIONAL FORM 8-K DISCLOSURE

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
8-K	Must be filed within 4 business days of an event reportable on Form 8-K.

	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

NOTE: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.

			X	X	X (if Servicer is not a party)	X (if Servicer is not a party and Indenture Trustee is a party)

	1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

			X	X	X (if Servicer is not a party)	X (if Servicer is not a party and Indenture Trustee is a party)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Transferor, with respect to any of the following:

Sponsor (Seller), Transferor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian (each as to itself)

			X	X	X	X

	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

		Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cashflows/amortization schedule	X	X

	3.03	Material Modification to Rights of Security Holders

		Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Master Indenture	X	X		X (if Indenture Trustee is a party thereto)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

		Disclosure is required of any amendment “to the governing documents of the issuing entity”	X	X

	5.06	Change in Shell Company Status

[Not applicable to ABS issuers]

	5.07	Submission of Matters to a Vote of Security Holders		X

	6.01	ABS Informational and Computational Material		X

	6.02	Change of Servicer, Securities Administrator or Trustee

		Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.	X	X

		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Transferor) is also required.		X

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
	6.03	Change in Credit Enhancement or Other External Support

		Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.		X (to the extent there is any Enhance-ment)

		Reg AB disclosure about any new enhancement provider is also required.		X (to the extent there is any Enhance-ment)

	6.04	Failure to Make a Required Distribution				X

	6.05	Securities Act Updating Disclosure

		If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual assets pool.	X	X

		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.		X

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee
	7.01	Regulation FD Disclosure	X	X	X

	8.01	Other Events

		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.			X

	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.

EXHIBIT E

ADDITIONAL DISCLOSURE NOTIFICATION

First National Bank of Omaha

1620 Dodge Street, Stop Code 3395

Omaha, Nebraska 68197-3395

Attention: Mr. Timothy D. Hart

First National Funding LLC

c/o First National Bank of Omaha

1620 Dodge Street, Stop Code 3271

Omaha, Nebraska 68197-3271

Attention: Ms. Karlyn M. Knieriem

Re:    **Additional Form [10-D][10-K][8-K] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.11 of the Second Amended and Restated Transfer and Servicing Agreement dated as of September 23, 2016, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and First National Master Note Trust, as Issuer, and as acknowledged and accepted by U.S. Bank National Association, as Indenture Trustee, the undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-D][10-K] [8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                    ], phone number :[                    ]; email address:[                                ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:

EXHIBIT F

PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL

WITH RESPECT TO ADDITION OF ACCOUNTS

The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

1. The Receivables arising in such Additional Accounts constitute accounts.

2. The Second Amended and Restated Transfer and Servicing Agreement, as supplemented by the Assignment (the “Agreement”), creates in favor of the Trust a security interest in Transferor’s rights in the Receivables in such Additional Accounts and the proceeds thereof (the “Specified Assets”).

3. The security interest in the Specified Assets created by the Agreement will be perfected by the filing of the Financing Statements as described and defined in such opinion. Based solely upon our review of the UCC Searches as described and defined in such opinion, we hereby confirm to you that no Person other than the Trust has filed any financing statement with the Filing Offices as described and defined in such opinion that covers the Specified Assets and that would have priority over the security interest of the Trust by virtue of such filing.

4. The Second Amended and Restated Receivables Purchase Agreement, as supplemented by the assignment of the Specified Assets by FNBO to Transferor (the “Receivables Purchase Agreement”), creates in favor of Transferor a security interest in the RPA Seller’s rights in the Specified Assets.

5. The security interest in the Specified Assets created by the Receivables Purchase Agreement will be perfected by the filing of the Financing Statements as described and defined in such opinion. Based solely upon our review of the UCC Searches as described and defined in such opinion, we hereby confirm to you that no Person other than Transferor has filed any financing statement with the Filing Offices as described and defined in such opinion that covers the Specified Assets and that would have priority over the security interest of Transferor by virtue of such filing.

6. In the event the FDIC were appointed as conservator or receiver of RPA Seller pursuant to the Federal Deposit Insurance Act, the Receivables transferred by RPA Seller to Transferor under the Receivables Purchase Agreement are either (i) transfers subject to 12 C.F.R. Section 360.6 or (ii) not includable in the receivership or conservatorship estate of RPA Seller.

EXHIBIT G

PROVISIONS TO BE INCLUDED IN

ANNUAL OPINION OF COUNSEL

The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the Opinion of Counsel to Transferor with respect to similar matters delivered on the Initial Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings assigned in or pursuant to the Second Amended and Restated Transfer and Servicing Agreement to which this Exhibit G is attached or Annex A to the Indenture, as applicable.

No further filings or actions are required under the UCC or other Nebraska law prior to             ,         , in order to maintain the perfection and priority of the first priority security interests created by the Transaction Documents in favor of Issuer and Indenture Trustee in Transferor’s rights and Issuer’s rights, respectively, in the Receivables, Transferor’s rights and Issuer’s rights, respectively, under the Receivables Purchase Agreement, and the proceeds of any of the foregoing (the “Specified Assets”). Based solely upon our review of the UCC Searches as described and defined in such opinion, we hereby confirm to you that no Person other than Issuer and Indenture Trustee has filed any financing statement with the Filing Offices as described and defined in such opinion that covers the Specified Assets and that would have priority over the security interests of Issuer and Indenture Trustee by virtue of such filing.

EXHIBIT H

FORM OF REASSIGNMENT OF RECEIVABLES

IN REMOVED ACCOUNTS

REASSIGNMENT No.          OF RECEIVABLES dated as of                     , by and among FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as transferor (“Transferor”), FIRST NATIONAL BANK OF OMAHA, a national banking association, as servicer (“Servicer”), FIRST NATIONAL MASTER NOTE TRUST, as issuer (“Issuer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as indenture trustee (“Indenture Trustee”) pursuant to the Second Amended and Restated Transfer and Servicing Agreement referred to below.

W I T N E S S E T H :

WHEREAS Transferor, Servicer and Issuer are parties to the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016 (as it may be amended and supplemented from time to time the “Agreement”);

WHEREAS, Issuer has assigned its rights under the Agreement, and the Receivables transferred thereunder, to Indenture Trustee;

WHEREAS pursuant to the Agreement, with respect to certain designated Accounts Transferor wishes to cause Issuer to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from Issuer to Transferor; and

WHEREAS Issuer is willing to accept such designation and to reconvey the Receivables in the Removed Accounts, and Indenture Trustee is willing to consent to such reconveyance, subject to the terms and conditions hereof;

NOW, THEREFORE, Transferor, Servicer, Indenture Trustee and Issuer hereby agree as follows:

Section 1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby,             ,         .

“Removal Notice Date” means, with respect to the Removed Accounts designated hereby,             ,          (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

Section 2. Designation of Removed Accounts. Transferor shall deliver to Issuer and Indenture Trustee, not later than five Business Days after the Removal Date, a true and complete list of each MasterCard and VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate Receivables, and by the aggregate amount of Principal Receivables outstanding, in such accounts as of the close of business on the Removal Date, and which list may take the form of a computer file or tape, hard copy, compact disc or other tangible medium that is acceptable to Transferor, Issuer and Indenture Trustee. Such list shall be marked as Schedule 1 to this Reassignment, shall be incorporated into and made a part of this Reassignment as of the Removal Date, and shall supplement any Account Schedule previously delivered pursuant to the Agreement.

Section 3. Conveyance of Receivables.

(a) Issuer does hereby transfer, assign, set over and otherwise convey to Transferor, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Issuer in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof.

(b) In connection with such transfer, Issuer agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Transferor with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby and the proceeds thereof evidencing the release by Issuer of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

Section 4. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Issuer and Indenture Trustee as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Selection Procedures. No selection procedures believed by Transferor to be materially adverse to the interests of the Issuer or the Noteholders were utilized in selecting the Removed Accounts designated hereby and such Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience. [ALTERNATIVE REPRESENTATION: This is an Involuntary Removal. Accounts were identified for removal because of a third-party cancellation, or expiration without renewal, of an affinity, private-label, co-branding, agent bank or other similar arrangement and the Credit Card Originator is required, by the terms of the arrangement, to sell the Removed Accounts to the related third party.]

Section 5. Conditions Precedent. The amendment of the Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

Transferor shall have delivered to Indenture Trustee an Officer’s Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by Transferor in Section 4 hereof is true and correct as of the Removal Date. Indenture Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Section 6. Ratification of Agreement. The Agreement is hereby amended to provide that all references therein to the “Second Amended and Restated Transfer and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a reference to the Second Amended and Restated Transfer and Servicing Agreement as supplemented by this Reassignment. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

Section 7. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 8. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9. Rights of Owner Trustee. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by Wilmington Trust Company, not individually but solely and exclusively in its capacity as Owner Trustee on behalf of First National Master Note Trust for the purpose and with the intention of binding First National Master Note Trust. No obligations or liabilities hereunder shall run against Wilmington Trust Company in its individual capacity or against its properties or assets.

Section 10. Instruction to Owner Trustee. The Transferor hereby instructs the Owner Trustee to execute this Agreement on behalf of the Trust.

IN WITNESS WHEREOF, the undersigned have caused this Reassignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

FIRST NATIONAL FUNDING LLC,
Transferor

By:	First National Funding Corporation,
its Managing Member

By
Name
Title

FIRST NATIONAL BANK OF OMAHA,
Servicer

By
Name
Title

FIRST NATIONAL MASTER NOTE TRUST,
Issuer

By	Wilmington Trust Company, not in its
individual capacity but solely on behalf
of Issuer

By
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By
Name
Title

Schedule 1

to Reassignment of Receivables

in Removed Accounts

ACCOUNT SCHEDULE

(REMOVED ACCOUNTS)

List to be delivered separately.

Schedule 2

to Reassignment of Receivables

in Removed Accounts

OFFICER’S CERTIFICATE

SCHEDULE 1

ACCOUNT SCHEDULE

COMPUTER FILE OR TAPE, HARD COPY, COMPACT DISC OR OTHER TANGIBLE MEDIUM

To be delivered separately.

SCHEDULE 2

SERVICING CRITERIA

Servicing Criteria		Applicable Servicing Criteria for	Applicable Servicing Criteria For the
Reference	Criteria	the Servicer	Indenture Trustee
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X (to the extent there are any material servicing activities outsourced to third parties)	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X	X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	N/A	N/A

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

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Servicing Criteria		Applicable Servicing Criteria for	Applicable Servicing Criteria For the
Reference	Criteria	the Servicer	Indenture Trustee
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X

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Servicing Criteria		Applicable Servicing Criteria for	Applicable Servicing Criteria For the
Reference	Criteria	the Servicer	Indenture Trustee
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.	X	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.	X

1122(d)(4)(ii)	Credit card accounts and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X

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Servicing Criteria		Applicable Servicing Criteria for	Applicable Servicing Criteria For the
Reference	Criteria	the Servicer	Indenture Trustee
1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.	X

1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

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Servicing Criteria		Applicable Servicing Criteria for	Applicable Servicing Criteria For the
Reference	Criteria	the Servicer	Indenture Trustee
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.	N/A	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X (to the extent there is any external enhancement or other support)	X

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